Exhibit 10.1

EQUITY DISTRIBUTION AGREEMENT
Up to $800,000,000 of the
Common Stock of

First Industrial Realty Trust, Inc.
Dated: August 21, 2025

i

EXHIBIT INDEX
Exhibit A – Form of Terms Agreement
Exhibit B – Form of Transaction Notice
Exhibit C – Form of Placement Notice
Exhibit D – List of Authorized Individuals
Exhibit E – Form of Officer’s Certificate
Exhibit F-1 – Form of Company Counsel Opinion
Exhibit F-2 – Form of Company Counsel Negative Assurance Letter
Exhibit F-3 – Form of Company Counsel Tax Opinion
Exhibit G – Form of Special Maryland Counsel Opinion
Exhibit H – Form of Master Forward Confirmation

ii

EQUITY DISTRIBUTION AGREEMENT
August 21, 2025
Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001
As Subject Agent and Forward Seller
Wells Fargo Bank, National Association
c/o Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001
As Forward Purchaser
Ladies and Gentlemen:
First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), and First Industrial, L.P., a Delaware limited partnership whose sole general partner is the Company (the “Operating Partnership”), confirm their joint and several agreement with Wells Fargo Securities, LLC, in its capacity as agent for the Company or principal under any Terms Agreement (as defined in Section 1(a) below) in connection with the offering and sale of any Issuance Shares (as defined below) (the “Subject Agent”) and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined in Section 20 below) (the “Forward Seller”) with respect to the issuance and sale from time to time by the Company, and Wells Fargo Bank, National Association, in its capacity as purchaser under any Forward Contract (as defined in Section 20 below) (the “Forward Purchaser”), in the manner and subject to the terms and conditions described below (this “Agreement”), of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sale Price (as defined in Section 2(b) below) of up to $800,000,000 (the “Maximum Amount”) and which shall not exceed 16,000,000 shares (the “Maximum Number”) on the terms set forth in Sections 1 and 2 of this Agreement (which, for the avoidance of doubt, includes Forward Hedge Shares but excludes Forward Settlement Shares (as defined in Section 20 below). Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below. “Issuance Shares” shall include all Shares other than Forward Hedge Shares. It is understood and agreed by the parties hereto that if Shares are offered or sold through the Forward Seller, then the Forward Seller shall be acting solely as sales agent for the Forward Purchaser with respect to the offering and sale of such Shares. Notwithstanding any other provision of this Agreement, if a Forward Seller and Forward Purchaser have not been identified in the introductory paragraph of this Agreement and have not executed this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller, the Forward Purchaser and Forward Related Transactions (as defined in Section 1(b) below) are not applicable hereunder and no sales of Forward Hedge Shares shall take place pursuant to this Agreement.
Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth above regarding the number and aggregate sale price of the Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and none of the Subject Agent, the Forward Seller nor the Forward Purchaser shall have any obligation in connection with such compliance.
The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”) on Form S-3ASR (No. 333-287056) (the “registration statement”) for the registration of the Shares and other securities of the Company or the Operating Partnership, as the case may be, under the Act; such registration statement became effective upon filing and such registration statement, and any post-effective amendment thereto, sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the

Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Subject Agent and the Forward Seller, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated May 7, 2025, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Subject Agent, the Forward Seller and the Forward Purchaser in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Sections 4(b) or 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectuses” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
The Company and the Operating Partnership have also entered into distribution agreements (the “Alternative Distribution Agreements”), dated as of even date herewith, with each of BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Fifth Third Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Regions Securities LLC, and Samuel A. Ramirez & Company, Inc. (and, as applicable, their respective affiliates and/or agents) (each in its capacity as agent, principal, forward seller and/or forward purchaser thereunder, an “Alternative Agent” and together with the Subject Agent, the Forward Seller and the Forward Purchaser, the “Agents”) for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time through the applicable Alternative Agent of Shares on the terms set forth in the applicable Alternative Distribution Agreement. The aggregate Gross Sales Price of the Shares that may be sold pursuant to this Agreement, any Terms Agreement, any Forward Contract (including under any Alternative Distribution Agreement), the Alternative Distribution Agreements and any Alternative Terms Agreement (as defined in Section 1(a) below) shall not exceed the Maximum Amount. The aggregate number of Shares that may be sold pursuant to this Agreement, any Terms Agreement, any Forward Contract (as defined in Section 20 below and including under any Alternative Distribution Agreement), the Alternative Distribution Agreement and any Alternative Term Agreement shall not exceed the Maximum Number. This Agreement and the Alternative Distribution Agreements are sometimes hereinafter referred to as the “Distribution Agreements.”

The Company, the Operating Partnership, the Subject Agent, the Forward Seller and the Forward Purchaser, as applicable, each agree as follows:
1.    Issuance and Sale.
(a)    Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, on any Exchange Business Day (as defined below) selected by the Company, (i) the

Company and the Subject Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by the Subject Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”) and (ii) the Company, the Forward Seller and the Forward Purchaser shall enter into an agreement in accordance with Section 2 hereof with respect to any Forward Related Transaction. The Company may also offer to sell the Shares directly to the Subject Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). Whenever the Company determines to sell the Shares directly to an Alternative Agent as principal, it will enter into a separate agreement (each, an “Alternative Terms Agreement”) in substantially the form of Exhibit A to the Alternative Distribution Agreement with such Alternative Agent. As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) the date on which the Gross Sales Price of Shares issued and sold pursuant to the Distribution Agreements, any Terms Agreements any Forward Contract (including under any Alternative Distribution Agreement) and any Alternative Terms Agreements is equal to the Maximum Amount, (y) the date on which the number of Shares issued and sold pursuant to the Distribution Agreements, any Terms Agreements, any Forward Contract (including under any Alternative Distribution Agreement) and any Alternative Terms Agreements is equal to the Maximum Number and (z) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time and (iii) “Exchange” means the New York Stock Exchange.
(b)    Subject to the terms and conditions set forth below, the Company appoints the Subject Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. The Subject Agent will use commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined below). In addition, subject to the terms and conditions set forth below, the Forward Seller shall act as sales agent for the Forward Purchaser and agrees with the Company and the Forward Purchaser to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares in accordance with the terms and subject to the conditions hereof and of the applicable Placement Notice (as defined in Section 2(k) below), as amended by the corresponding Forward Acceptance (as defined in Section 2(l) below), if applicable (each such transaction being referred to as a “Forward Related Transaction”). Neither the Company nor the Subject Agent shall have any obligation to enter into an Agency Transaction and none of the Company, the Forward Purchaser nor the Forward Seller shall have any obligation to enter into a Forward Related Transaction. With respect to an Agency Transaction, the Company shall be obligated to issue and sell through the Subject Agent, and the Subject Agent shall be obligated to use commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place Shares issued by the Company only if and when a Transaction Notice related to such an Agency Transaction has been delivered by the Subject Agent and accepted by the Company as provided in Section 2 below. With respect to a Forward Related Transaction, it is expressly acknowledged and agreed that the Company and the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement Notice or any Placement Shares (as defined in Section 2(k) below) unless and until the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser and either (x) the Forward Seller and the Forward Purchaser accept the terms of such Placement Notice or (y) where the terms of such Placement Notice are amended by the Forward Seller or the Forward Purchaser, the Company accepts such amended terms by means of a Forward Acceptance, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Forward Acceptance, if applicable), this Agreement and the Master Forward Confirmation (as defined in Section 20 below), as provided in Section 2 below.
(c)    The Subject Agent, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Agreement, other than (i) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (each such transaction is hereinafter referred to as an “At the Market Offering”) and (ii) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Subject Agent in writing. The Forward Seller hereby covenants and agrees not to make any sales of Forward Hedge

Shares pursuant to this Agreement, other than by means of an At the Market Offering or such other sales of Forward Hedge Shares as shall be agreed by the Company and the Forward Seller in writing.
(d)    If Shares are sold in an Agency Transaction in an At the Market Offering, the Subject Agent will confirm in writing (including by e-mail) to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.
(e)    If the Company shall default on its obligation to deliver Shares to the Subject Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company and the Operating Partnership, jointly and severally, shall (i) indemnify and hold the Subject Agent and its successors and assigns harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to the Subject Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.
(f)    The Company acknowledges and agrees that (i) there can be no assurance that the Subject Agent will be successful in selling the Shares, (ii) the Subject Agent shall incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Subject Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) the Subject Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by the Subject Agent and the Company in a Terms Agreement.
(g)    In the event that either (i) a Forward Purchaser (or an agent thereof) is unable to borrow and deliver any Shares for sale with respect to an instruction under this Agreement after using commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, or (ii) in the commercially reasonable judgment of such Forward Purchaser, such Forward Purchaser (or its agent) would incur a stock loan cost that is equal to or greater than the Maximum Stock Loan Rate to do so, then the obligation herein of the applicable Forward Seller with respect to sales of Shares in connection with such instruction shall only extend to the aggregate number of Shares that the Forward Purchaser (or its agent) is able to so borrow below such cost. For purposes of this Section 1(g), the “Maximum Stock Loan Rate” shall be as set forth in the related Placement Notice (as amended by the corresponding Forward Acceptance, if applicable).
2.    Transaction Notices, Terms Agreements and Placement Notices.
(a)    The Company may, from time to time during the Term, propose to the Subject Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days. If the Subject Agent agrees to the terms of such proposed Agency Transaction or if the Company and the Subject Agent mutually agree to modified terms for such proposed Agency Transaction, then the Subject Agent shall promptly send to the Company (by any means permissible under Section 10 hereof) a notice, substantially in the form of Exhibit B hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Agency Transaction. If the Company wishes such proposed Agency Transaction to become a binding agreement between it and the Subject Agent, the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to the Subject Agent or sending a written notice to the Subject Agent (by any means permissible under Section 10 hereof) indicating its acceptance. The terms reflected in a Transaction Notice shall become binding on the Subject Agent and the Company only if accepted by the Company no later than the dates and times specified in such Transaction Notice. Each Transaction Notice shall specify, among other things:
(i)    the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);
(ii)    the maximum number of Shares that the Company intends to sell (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s);

(iii)    the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and
(iv)    if other than 2.0% of the Gross Sales Price, the Subject Agent’s discount or commission.
A Transaction Notice shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, any Forward Related Transaction, any Terms Agreement, any Alternative Distribution Agreement and any Alternative Terms Agreement, results in a total number of shares that exceeds the Maximum Number of Shares or an aggregate Gross Sales Price exceeding the Maximum Amount. Provided that the Subject Agent confirms to the Company the number of Shares sold in accordance with Section 1(d) above, the Company shall have responsibility for maintaining records with respect to the aggregate dollar amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement. The Company or the Subject Agent may, upon notice to the other party hereto by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the Subject Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.
(b)    The Purchase Date in respect of the Shares deliverable pursuant to any Transaction Notice shall be set forth in the Transaction Notice. Except as otherwise agreed between the Company and the Subject Agent, the Subject Agent’s commission shall not be more than 2.0% of the actual sales price of the Shares (the “Gross Sales Price”) sold pursuant to this Agreement, provided, however, that such commission shall not apply to any Principal Transaction with respect to which any commission or discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company and the Subject Agent agree to sell Shares (including, for the avoidance of doubt, pursuant to any Principal Transaction) other than through ordinary brokers’ transactions using sales efforts and methods that may constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Subject Agent shall not be obligated to sell such Shares until the Company and the Subject Agent agree to compensation that is customary for the Subject Agent with respect to transactions of such nature and size and that may exceed 2.0% of the Gross Sales Price.The Gross Sales Price less the Subject Agent’s commission is referred to herein as the “Net Sales Price.”
(c)    Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer of immediately available funds to the account of the Company, the details of which are set forth on Schedule I hereto, against delivery of such Shares to the Subject Agent’s account, or an account of the Subject Agent’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and the Subject Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time), on the first Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and the Subject Agent) following each Purchase Date (each, an “Agency Settlement Date”), provided, however, that in no event shall the Company be obligated to deliver Shares to the Subject Agent unless the Company shall have received the payment of the Net Sale Price for Shares sold on any Purchase Date prior to or simultaneously with the delivery of such Shares. If the Company fails for any reason to make timely delivery of such Shares after receiving payment for such Shares, the Company shall indemnify the Subject Agent and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that the Subject Agent may incur as a result of such failure.
(d)    If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the Subject Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through the Subject Agent, and the Subject Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and the Subject Agent otherwise agree in writing.
(e)    If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement, any Transaction Notice, any Forward Contract (including under any Alternative Distribution Agreement) or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Subject Agent or Forward Seller, as applicable, and the Company shall each calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Subject Agent or the Forward Seller, as applicable, and the Company.
(f)    If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement (or, for the avoidance of doubt, in a Forward Related Transaction), it will notify the Subject Agent of the proposed terms of the Principal Transaction. If the Subject Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Subject Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction. The terms set forth in a Terms Agreement shall not be binding on the Company or the Subject Agent unless and until the Company and the Subject Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.
(g)    Each sale of the Shares to the Subject Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the Subject Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Subject Agent. The commitment of the Subject Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Any such Terms Agreement shall specify the number of the Shares to be purchased by the Subject Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Subject Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date or Forward Related Settlement Date (as defined in Section 20 below), a “Settlement Date”) and place of delivery of and payment for such Shares. The Company acknowledges and agrees that compensation in a Principal Transaction shall be customary for similar transactions.
(h)    The Company shall provide the Subject Agent with a copy of its policy on insider trading and advise the Subject Agent in writing of any changes thereto. Without the prior written consent of the Subject Agent, or the Forward Seller, as applicable, the Company shall not request the sale of any Shares pursuant to this Agreement (whether in an Agency Transaction, Forward Related Transaction or a Principal Transaction) that would be sold, and the Subject Agent and the Forward Seller need not make any sale of Shares, (i) during any period in which the Company is in possession of material non-public information, (ii) during any period in which the Company’s insider trading policy, as it exists on the date of the request, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors; provided that, unless otherwise agreed between the Company and the Subject Agent, for purposes of this clause (ii), such period shall be deemed to end on the date on which the Company’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission or (iii) except as provided in Section 2(i) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly

Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
(i)    If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Subject Agent (with a copy to counsel to the Subject Agent) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Subject Agent, (ii) provide the Subject Agent with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections (5)(a)(i) through (iv) hereof, respectively, (iii) afford the Subject Agent the opportunity to conduct a due diligence review in accordance with Section 6(g) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 2(h) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(i) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 6 hereof and (B) this Section 2(i) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section (h), which shall have independent application.
(j)    The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company by the Company shall only be effected by or through only one Agent on any single given day, and the Company shall in no event request more than one of the Subject Agent, the Forward Seller or any Alternative Agent sell Shares on the same day; provided, however, that the foregoing limitation shall only apply with respect to an Agency Transaction and not to any Principal Transaction effected at any time by any Agent.
(k)    On any Exchange Business Day during the Term on which (i) the conditions set forth in Section 7 have been satisfied and no event described in clause (x) or clause (y) of the proviso set forth in the definition of a Forward Hedge Selling Period (as defined in Section 20 below) shall have occurred, the Company may deliver a notice (which notice shall specify that it relates to a “Forward Related Transaction”) to the Forward Seller and the Forward Purchaser in the form of an email (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold and shall include the maximum number of Shares to be sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any minimum price per Share (a “Minimum Price”) below which sales may not be made (which shall be no less than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof) and certain specified terms of the Forward Contract (such notice, a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit C. The Placement Notice shall originate from any of the individuals listed as an authorized individual of the Company on Exhibit D (with a copy to each of the other individuals from the Company set forth on such exhibit) and shall be addressed to each of the individuals from the Forward Seller and the Forward Purchaser set forth on Exhibit D, as such exhibit may be amended by written notice from the Company, the Forward Seller or the Forward Purchaser, as the case may be, from time to time.
(l)    If the Forward Seller and the Forward Purchaser wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, the Forward Seller and the Forward Purchaser will promptly, and in any event prior to 4:30 p.m. (New York City time) on the Exchange Business Day immediately following the Exchange Business Day on which such Placement Notice was delivered to the Forward Seller and the Forward Purchaser, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties)

addressed to all of the individuals from the Company and the Forward Seller and the Forward Purchaser set forth on Exhibit D, setting forth the terms that the Forward Seller and the Forward Purchaser are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Forward Seller and the Forward Purchaser until the Company delivers to the Forward Seller and the Forward Purchaser an acceptance by email (or other method mutually agreed to in writing by the parties), no later than 9:00 a.m. (New York City time) on the second Exchange Business Day following the Exchange Business Day on which the Placement Notice was delivered, of all of the terms of such Placement Notice, as amended (a “Forward Acceptance”), which email shall be addressed to all of the individuals from the Company and the Forward Seller and the Forward Purchaser set forth on Exhibit D. The Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) shall be effective upon receipt by the Company of the Forward Seller’s and the Forward Purchaser’s acceptance of the terms of the Placement Notice or upon receipt by the Forward Seller and the Forward Purchaser of the Company’s Forward Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the notice requirements set forth herein, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice (as amended by the corresponding Forward Acceptance, if applicable), (iv) this Agreement has been terminated under the provisions of Section 8 or (v) any party shall have suspended the sale of the Placement Shares in accordance with Section 2(t). It is expressly acknowledged and agreed that the Company and the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement Notice or any Placement Shares unless and until the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser and either (x) the Forward Seller and the Forward Purchaser accept the terms of such Placement Notice or (y) where the terms of such Placement Notice are amended by the Forward Seller or the Forward Purchaser, the Company accepts such amended terms by means of a Forward Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Forward Acceptance, if applicable), this Agreement and the Master Forward Confirmation. In the event of a conflict between the terms of this Agreement, the Master Forward Confirmation and a Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) with respect to a Forward Related Transaction, the terms of such Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) will control with respect to such Forward Related Transaction.
(m)    No Placement Notice may be delivered hereunder (i) other than on an Exchange Business Day during the Term, (ii) if the Forward Hedge Selling Period specified therein would overlap in whole or in part with any Forward Hedge Selling Period specified in any other Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) delivered hereunder unless the Shares to be sold under all such previously delivered Placement Notices have all been sold, (iii) if any Forward Hedge Selling Period specified therein would overlap in whole or in part with any Unwind Period under (and as defined in) any Forward Contract entered into between the Company and the Forward Purchaser or (iv) if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Forward Acceptance, if applicable) delivered by the Company relating to a “Forward Related Transaction” hereunder or any “Forward Related Transaction” under any Alternative Distribution Agreements, would result in the sum of the number of Shares issued under all Forward Contracts (entered into in connection with any Distribution Agreements) that have settled, plus the aggregate Capped Number (as defined in Section 20 below) under all Forward Contracts (entered into in connection with any Distribution Agreements) then outstanding or to be entered into between the Company and the Forward Purchaser (or any forward purchaser in connection with any Alternative Distribution Agreement) exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.
(n)    Subject to the provisions of Section 2(r) and the Master Forward Confirmation, upon the delivery of a Placement Notice (as amended by the corresponding Forward Acceptance, if applicable), the Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow, offer and sell Forward Hedge Shares through the Forward Seller to hedge the Forward Contract, and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares up to the Forward Hedge Amount (as defined in Section 20 below) specified in such Placement Notice (as amended by the corresponding Forward Acceptance, if applicable), in accordance with the terms of such Placement Notice (as amended by the corresponding Forward Acceptance, if applicable). The Forward Seller will provide written confirmation by email (or other method mutually agreed to in writing by the parties) to all of the individuals from the Company set forth on Exhibit D (as such exhibit may be amended from time to time) and to the Forward Purchaser no later than the opening of the Exchange Business Day immediately following each Exchange Business Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the Forward Hedge Selling Commission (as defined in Section 20 below) and any other compensation received by the Forward Seller in respect of such Forward Hedge Shares, the corresponding Forward Sales Price (as defined in Section 20 below) and the Aggregate Forward Hedge Price (as defined in Section 20 below) payable to the Forward Purchaser in respect thereof.
(o)    No later than the opening of the Exchange Business Day immediately following the final Scheduled Trading Day of the Forward Hedge Selling Period, the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward Contract for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward Contract (which shall, subject to the terms of the Master Forward Confirmation, be the last Exchange Business Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward Contract (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Exchange Business Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward Contract (which shall be the Actual Sold Forward Amount (as defined in Section 20 below) for such Forward Hedge Selling Period), the “Maturity Date” for such Forward Contract (which shall, subject to the terms of the Master Forward Confirmation, be the date set forth opposite the caption “Maturity Date” in the Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)), the “Initial Forward Price” for such Forward Contract, the “Spread” for such Forward Contract (as set forth in the related Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)), the “Volume-Weighted Hedge Price” (as defined in Section 20 below) for such Forward Contract, the “Threshold Price” for such Forward Contract, the “Initial Stock Loan Rate” for such Forward Contract (as set forth in the related Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward Contract (as set forth in the related Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)), the “Forward Price Reduction Dates” for such Forward Contract (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)) and the “Regular Dividend Amounts” for such Forward Contract (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts per Calendar Quarter” in the Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)).
(p)    Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and the Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward Related Transaction hereunder in accordance with the terms of the relevant Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) shall be subject in all respects to the terms and conditions of the Master Forward Confirmation.
(q)    Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement, together with all sales of Shares under each of the Alternative Distribution Agreements (including any Alternative Terms Agreements thereunder) exceed (i) the Maximum Number or (ii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement and each Alternative Distribution Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Subject Agent or the Forward Seller, as applicable, in writing.
(r)    On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the Master Forward Confirmation, upon the Forward Purchaser’s and the Forward Seller’s acceptance of the terms of a Placement Notice or upon receipt by the Forward Purchaser and the Forward Seller of a Forward Acceptance, as the case may be, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, the Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow a number of Forward Hedge Shares that the Forward Purchaser expects to have an aggregate Forward Sales Price equal to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Forward Acceptance, if applicable). Each of the Company and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser or its affiliate will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares, (ii) the Forward Seller will not incur any liability or obligation to the Company, the Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser or its affiliate for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 2, and (iii) the Forward Purchaser will not incur any liability or obligation to the Company, the Forward Seller, or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Section 2 (provided that, for the avoidance of doubt, the Forward Purchaser will not incur any liability or obligation to the Company, the Forward Seller, or any other person or entity if it or its affiliate does not borrow and deliver any Shares for sale with respect to an instruction under this Agreement after using commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, or, in the commercially reasonable judgment of such Forward Purchaser, such Forward Purchaser (or its agent) would incur a stock loan cost that is equal to or greater than the Maximum Stock Loan Rate to do so). In acting hereunder, the Forward Seller will be acting as an agent for the Forward Purchaser and not as principal.
(s)    On or before each Forward Related Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account (provided the Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Forward Related Settlement Date) at DTC through DWAC or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Related Settlement Date, the Forward Seller will deliver the related Aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Related Settlement Date.
(t)    In connection with a Forward Related Transaction, the Company, the Forward Seller or the Forward Purchaser may, upon notice to the other parties in writing (including by email correspondence or any other method mutually agreed to in writing by the parties) to each of the individuals of the other party set forth on Exhibit D (as such exhibit may be amended from time to time), suspend any sale of Shares and the applicable Forward Hedge Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (including the obligation to enter into the resulting Forward Contract). The Company agrees that no such notice shall be effective against the Forward Seller or the Forward Purchaser unless it is made to one of the individuals named on Exhibit D (as such exhibit may be amended from time to time); provided, however, that the failure by the Company to deliver such notice shall in no way affect its right to suspend the sale of Shares hereunder. The Forward Seller and the Forward Purchaser agree that no such notice shall be effective against the Company unless it is made to one of the individuals named on Exhibit D (as such exhibit may be amended from time to time); provided, however, that the failure by the Forward Seller or the Forward Purchaser to deliver such notice shall in no way effect such party’s right to suspend the sale of Shares hereunder.
3.    Representations, Warranties and Agreements of the Company and the Operating Partnership.
The Company and the Operating Partnership, jointly and severally, represent and warrant to the Subject Agent, the Forward Seller and the Forward Purchaser, on and as of (i) the date hereof, (ii) each date on which (w) the Company accepts a Transaction Notice, (x) the Forward Purchaser and the Forward Seller accept the terms of a

Placement Notice, (y) the Forward Purchaser and the Forward Seller receive from the Company a Forward Acceptance (each such foregoing date, the “Time of Acceptance”) or (z) the Company executes and delivers a Terms Agreement, (iii) each Time of Sale (as defined below), (iv) each Settlement Date and (v) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (v), a “Representation Date”), as follows:
(a)    There is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares pursuant to the Distribution Agreements has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of an “automatic shelf registration statement” on Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus and any Permitted Free Writing Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act and each Prospectus or any Permitted Free Writing Prospectus delivered to the Agents for use in connection with the offering of Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s Electronic Data Gathering and Retrieval System or any successor system thereto (“EDGAR”), except to the extent permitted by Regulation S-T; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement or omission in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Subject Agent, the Forward Seller or the Forward Purchaser and furnished in writing by or on behalf of the Subject Agent, the Forward Seller or the Forward Purchaser expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the Subject Agent’s or Forward Seller’s, as applicable, initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.
(b)    Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Subject Agent, the Forward Seller and the Forward Purchaser, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus made pursuant to this Agreement or any Terms Agreement. Any such free writing prospectus relating to the Shares consented to by the Subject Agent, the Forward Seller or the Forward Purchaser or, in the case of any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement or Alternative Terms Agreement, by the Agents party to such Terms Agreement or Alternative Terms Agreement, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free

Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act.
(c)    The Incorporated Documents, at the time they were, or hereafter are, filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with other information included in, and incorporated by reference in, the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, at the time the Registration Statement became effective, as of the date of the Prospectus, and as of each Representation Date, or during the period specified in Section 4(c) did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Subject Agent, the Forward Seller or the Forward Purchaser furnished in writing to the Company or the Operating Partnership by the Subject Agent, the Forward Seller or the Forward Purchaser specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement thereto it being understood and agreed that the only such information furnished by the Agents consists of the information described as such in Section 9(b) hereof.
(d)    At the time of the filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Act and at the date of this Agreement, each of the Company and the Operating Partnership was and is a “well-known seasoned issuer” as defined in Rule 405 of the Act and was not and is not an “ineligible issuer” as defined in Rule 405 of the Act, including as a result of (x) the Company, the Operating Partnership or any of their subsidiaries in the preceding three years having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company or the Operating Partnership in the preceding three years having been the subject of a bankruptcy petition or insolvency or similar proceeding, having had a registration statement be the subject of a proceeding under Section 8 of the Act or being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Shares, all as described in Rule 405. The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 of the Act, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on an “automatic shelf registration statement.” Neither the Company nor the Operating Partnership has received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to the use of the “automatic shelf registration statement” form. The Company has paid the registration fee for this offering pursuant to Rule 457 under the Act.
(e)    Each Permitted Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Agents as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Agents and (ii) the Company has promptly amended or will promptly amend or supplement such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Permitted Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Subject Agent, the Forward Seller or the Forward Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by the Subject Agent, the Forward Seller or the Forward Purchaser consists of the information described as such in Section 9(b) hereof.
(f)    The Company has been duly organized and is validly existing as a corporation under and by virtue of the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the Delaware Revised Uniform Limited Partnership Act. Each of the subsidiaries of the Company and the Operating Partnership (excluding the Operating Partnership and further excluding any joint venture entered into by the Company, the Operating Partnership or any subsidiary thereof and any subsidiaries of such joint venture) are referred to collectively herein as the “Subsidiaries” or individually as a “Subsidiary and has been duly organized and, to the knowledge of the Company without a duty of inquiry, is validly existing as a corporation or other legal entity in good standing under and by virtue of the laws of its jurisdiction of organization. No entity in which the Company owns any equity securities constitutes a “significant subsidiary” under Rule 1-02 of Regulation S-X (substituting “net income” for “income from continuing operations”) promulgated under the Exchange Act. The Company is the sole general partner of the Operating Partnership and the Operating Partnership owns, directly or indirectly, all of the issued and outstanding capital stock of, or other ownership interest in, each of the Subsidiaries. The Company, the Operating Partnership and each of the Subsidiaries has, and at each Representation Date will have, full corporate or limited partnership power and authority, as the case may be, (i) to conduct all the activities conducted by it, (ii) to own, lease or operate all the properties and other assets owned, leased or operated by it, (iii) to conduct its business in which it engages or proposes to engage as described in the Prospectus and (iv) to consummate the transactions contemplated hereby. The Company is, and at each Representation Date will be, duly qualified or registered to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the properties and assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a material adverse effect on (i) the condition, financial or otherwise, or the earnings, management, assets or business affairs or prospects of the Operating Partnership, Company and the Subsidiaries, taken as a whole, or on the 414 in service properties owned, directly or indirectly, by the Company as of June 30, 2025 (the “Properties”), taken as a whole, (ii) the issuance, validity or enforceability of the Shares or (iii) the consummation of any of the transactions contemplated by this Agreement (each a “Material Adverse Effect”). The Operating Partnership and each of the Subsidiaries is, and at each Representation Date will be, duly qualified or registered to do business and in good standing as a foreign limited partnership or its equivalent, as applicable, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualification or registration will not have a Material Adverse Effect. Complete and correct copies of the charter documents, partnership agreements and other organizational documents of the Company, the Operating Partnership and the Subsidiaries, and all amendments thereto, that have been specifically requested by the Agents or their counsel have been delivered to the Agents or their counsel.
(g)    The Company’s authorized capitalization is as set forth in the Registration Statement and the Prospectus. All of the Company’s issued and outstanding shares of Common Stock and preferred stock have been duly authorized and are validly issued, fully paid and non-assessable and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The Shares to be issued and sold by the Company under this Agreement, any Terms Agreement, any Alternative Distribution Agreement and any Alternative Terms Agreement, and the Forward Settlement Shares (including under any Alternative Distribution Agreement) have been duly authorized for issuance and sale to the Subject Agent, Forward Sellers or Forward Purchasers and, when issued and delivered and paid for as provided in this Agreement, any Terms Agreement, any Alternative Distribution Agreement, any Alternative Terms Agreement or in any Forward Contract (including under any Alternative Distribution Agreement), as the case may be, will be duly authorized and validly issued, will be fully paid and non-assessable and will not be subject to any preemptive or similar right and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The description of the Shares, and the statements related thereto, contained in the Registration Statement or the Prospectus are, and at each Representation Date, will be, complete and accurate in all material respects. Upon payment of the Net Sales Price therefor and delivery of the Shares in accordance with this Agreement and any Transaction Notice, the Subject Agent will receive good, valid and marketable title to the purchased Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. No shares of Common Stock or preferred stock of the Company are reserved for any purpose other than (i) the Shares to be issued pursuant to this Agreement, (ii) the Common Stock to be issued in exchange for limited partnership units of the Operating Partnership outstanding as of the applicable Representation Date or (iii) (A) the Common Stock available for future issuance under the Company’s 2014 Stock Incentive Plan, the Company’s 2024 Stock Incentive Plan, or any similar plan adopted by the Company as of the applicable Representation Date or (B) the Common Stock issuable in respect of unvested performance units, unvested restricted stock units or stock options outstanding as of the applicable Representation Date.
(h)    (i) The partnership agreement of the Operating Partnership is duly authorized, executed and delivered by the Company, as general partner and a limited partner, (ii) the partnership agreement of each Subsidiary that is a limited partnership is duly authorized, validly executed and delivered by each partner thereto, except as would not reasonably be expected to have a Material Adverse Effect, and (iii) the limited liability company agreement of each Subsidiary that is a limited liability company is duly authorized, validly executed and delivered by each member party thereto, except as would not reasonably be expected to have a Material Adverse Effect, and, in each case (assuming in the case of the Operating Partnership the due authorization, execution and delivery of the partnership agreement by each limited partner other than the Company) each such partnership agreement or limited liability company agreement will be valid, legally binding and enforceable in accordance with its terms immediately following each Representation Date, except with respect to agreements under (ii) and (iii) above as would not reasonably be expected to have a Material Adverse Effect, subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. All of the issued and outstanding shares of capital stock of the Company and each Subsidiary that is a corporation and all of the outstanding units of general, limited and/or preferred partnership interests or membership interests of the Operating Partnership and each Subsidiary that is a limited liability company or partnership are and will have been duly authorized and are and will be validly issued, fully paid and non-assessable; and are and will be owned directly or indirectly (except in the case of the Company and, with respect to the Operating Partnership, except with respect to limited partnership interests therein held by persons or entities other than the Company, as disclosed in the Prospectus) by the Company or the Operating Partnership, as the case may be, free and clear of all security interests, liens and encumbrances (except for pledges in connection with the loan agreements of the Company, the Operating Partnership and any Subsidiary, as disclosed in the Prospectus), except where such security interests, liens and encumbrances with respect to any such securities other than any capital stock of the Company or partnership interests of the Operating Partnership or any shares of capital stock, units of general, limited and/or preferred partnership interests or membership interests of any Subsidiary held by the Company or the Operating Partnership would not reasonably be expected to have a Material Adverse Effect.
(i)    The financial statements, supporting schedules and related notes included in, or incorporated by reference in, the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and present fairly the consolidated financial condition of the entity or entities or group presented or included therein, as of the respective dates thereof, and its consolidated results of operations and cash flows for the respective periods covered thereby, are all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The financial information and data included, or incorporated by reference, in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly the information included or incorporated by reference therein and have been prepared on a basis consistent, except as may be noted therein, with that of the financial statements, schedules and notes included in, or incorporated by reference in, the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and the books and records of the respective entity or entities or group presented or included therein. Except as otherwise noted in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, pro forma and/or as adjusted financial information included in, or incorporated by reference in, the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus have been prepared in accordance with the applicable requirements of the Act and the American Institute of Certified Public Accountants (“AICPA”) guidelines with respect to pro forma and as adjusted financial information, and includes all adjustments necessary to present fairly the pro forma and/or as adjusted financial condition of the entity or entities or group presented or included therein at the respective dates indicated and the results of operations and cash flows for the respective periods specified. No other financial statements (or schedules) of the Company, the Operating Partnership and the Subsidiaries or any predecessor of the Company and/or the Operating Partnership and the Subsidiaries are required by the Act or the Exchange Act to be included in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. PricewaterhouseCoopers LLP (the “Accountants”), who have reported on such financial statements, schedules and related notes, are independent registered public accountants with respect to the Company, the Operating Partnership and the Subsidiaries with the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and as required by the Act, and there have been no disagreements with any accountants or “reportable events” (as defined in Item 304 of Regulation S-K promulgated by the Commission) required to be disclosed in the Prospectus or elsewhere pursuant to such Item 304 which have not been so disclosed.
(j)    Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and prior to each Representation Date, (i) there has not been and will not have been, except as set forth in or contemplated by the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and this Agreement, any change in the capitalization, long term or short term debt or in the capital stock or equity of each of the Company, the Operating Partnership or any of the Subsidiaries which would be material to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise (anything which would be material to the Operating Partnership, the Company and the Subsidiaries, considered as one enterprise, being hereinafter referred to as “Material”), (ii) except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, neither the Operating Partnership, the Company nor any of the Subsidiaries has incurred nor will any of them incur any liabilities or obligations, direct or contingent, which would be Material, nor has any of them entered into nor will any of them enter into any transactions, other than pursuant to this Agreement and the transactions referred to herein or as contemplated in the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and this Agreement, which would be Material, (iii) there has not been any change or development resulting in a Material Adverse Effect, (iv) except for regular quarterly distributions on the Company’s shares of Common Stock, the Company has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its capital stock, (v) except for distributions in connection with regular quarterly distributions on partnership units, the Operating Partnership has not paid any distributions of any kind on its partnership units, and (vi) neither the Company, the Operating Partnership nor the Subsidiaries have any material contingent obligation that is not disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.
(k)    The Company, the Operating Partnership and the Subsidiaries are not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as of each Representation Date will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
(l)    To the knowledge of the Company and the Operating Partnership, after due inquiry, except as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no actions, suits, proceedings, investigations, demands, arbitrations, claims or inquiries (“Actions”), pending or, after due inquiry, threatened against or affecting the Operating Partnership, the Company or any of the Subsidiaries or any of their respective officers or directors in their capacity as such or of which any of their respective properties or assets or any Property is the subject or bound, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect; and there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(m)    The Company, the Operating Partnership and each of the Subsidiaries (i) have, and at each Representation Date will have, (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and are in material compliance with such, and (B) complied in all material respects with all laws, regulations and orders applicable to it or its business and (ii) are not, and at each Representation Date will not be, in breach of or default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, joint venture or partnership agreement or other agreement or instrument (collectively, a “Contract or Other Agreement”) or under any applicable law, rule, order, administrative regulation or administrative or court decree to which it is a party or by which any of its other assets or properties or by which the Properties are bound or affected, except in the case of both (i) and (ii) above where such default, breach or failure will not, either singly or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, the Operating Partnership and each of the Subsidiaries, after due inquiry, no other party under any contract or other agreement to which it is a party is in default thereunder, except where such default will not have a Material Adverse Effect. Neither the Operating Partnership nor the Company nor to the knowledge of the Company any of the Subsidiaries is, nor at any Representation Date will any of them be, in violation of any provision of its articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be.
(n)    No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body or any other entity is required in connection with the offering, issuance or sale of the Shares hereunder (“Regulatory Approvals”) except (A) for such Regulatory Approvals where failure to obtain such Regulatory Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B)(i) such as have been obtained under the Act, the Exchange Act and such as may be required under state securities, Blue Sky or real estate syndication laws or the by-laws, the corporate financing rules or the conflict of interest rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution by the Agents of the Shares, (ii) such as have been received prior to the date of this Agreement, or (iii) for the filing of this Agreement and the form of the Alternative Distribution Agreements and the form of Master Forward Confirmation with the Commission as an exhibit to a Form 8-K, which the Company agrees to make in a timely manner.
(o)    The Company and the Operating Partnership have full corporate or partnership power, as the case may be, to enter into this Agreement, the Alternative Distribution Agreements, any Terms Agreement, any Alternative Terms Agreement and any Forward Contract (including under any Alternative Distribution Agreement). This Agreement and the Alternative Distribution Agreements have been, and any Terms Agreement, any Alternative Terms Agreement and any Forward Contract (including under any Alternative Distribution Agreement) will have been, duly and validly authorized, executed and delivered by the Company and the Operating Partnership, to the extent a party thereto, and constitutes or will constitute, as applicable, a valid and binding agreement of the Company and the Operating Partnership, to the extent a party thereto, and assuming due authorization, execution and delivery by the Subject Agent, the Forward Seller, the Forward Purchaser or any Agents, to the extent a party thereto, is or will be, as applicable, enforceable against the Company and the Operating Partnership in accordance with the terms hereof and thereof, subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of this Agreement, the Alternative Distribution Agreements, any Terms Agreement, any Alternative Terms Agreement and any Forward Contract (including under any Alternative Distribution Agreement), and the consummation of the transactions contemplated hereby and thereby, and compliance by each of the Company, the Operating Partnership and the Subsidiaries with its obligations hereunder and thereunder to the extent each is a party thereto, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Operating Partnership, the Company or any of the Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, or violate or conflict with, as applicable, (a) the certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Operating Partnership, the Company or any of the Subsidiaries, (b) any Contract or Other Agreement to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which the Company, the Operating Partnership or any of the Subsidiaries or any of their assets or properties are bound or affected, and (c) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency (foreign or domestic) or body applicable to the business or properties of the Operating Partnership, the Company or any of the Subsidiaries or to the Properties, in each case (other than with respect to subclause (a) of this sentence as it applies to the Company, the Operating Partnership and their significant subsidiaries (as defined in Section 3(f))) except for liens, charges, encumbrances, breaches, violations, defaults, rights to terminate or accelerate obligations, or conflicts, the imposition or occurrence of which would not have a Material Adverse Effect.
(p)    As of each Representation Date, the Company, the Operating Partnership and each of the Subsidiaries will have good and marketable title to all properties and assets described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as owned by it, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, such as secure the loan facilities of the Operating Partnership, the Company and the Subsidiaries, or such as would not result in a Material Adverse Effect.
(q)    The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on EDGAR.
(r)    To the knowledge of the Company: (i) no lessee of any portion of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case such defaults that would not have a Material Adverse Effect, (ii) the current use and occupancy of each of the Properties comply with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect and (iii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will affect the size of, use of, improvements on, construction on, or access to the Properties, except such proceedings or actions that would not have a Material Adverse Effect.
(s)    The Operating Partnership, the Company and the Subsidiaries have property, title, casualty and liability insurance in favor of the Operating Partnership, the Company or the Subsidiaries with respect to each of the Properties or, with respect to title insurance, with respect to its portfolio of properties viewed as a whole in an amount and on such terms as is reasonable and customary for businesses of the type conducted by the Operating Partnership, the Company and the Subsidiaries, except in such instances where the tenant is carrying such insurance or the tenant is self-insuring such risks.
(t)    Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect, (i) to the knowledge of the Company and the Subsidiaries, after due inquiry, the operations of the Operating Partnership, the Company and the Subsidiaries are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws, (ii) to the knowledge of the Operating Partnership, the Company and the Subsidiaries, after due inquiry, none of the Operating Partnership, the Company or the Subsidiaries has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below) under any Environmental Law, (iii) none of the Operating Partnership, the Company or the Subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property, (iv) none of the Operating Partnership, the Company or the Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property and (v) no Property is included or, to the knowledge of the Company, the Operating Partnership or the Subsidiaries, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”), or included on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Company, the Operating Partnership or the Subsidiaries has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company, the Operating Partnership or the Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.
As used herein, “Hazardous Substance” shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance.
None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Operating Partnership, the Company or any of the Subsidiaries, and none of them nor any of their directors, officers or employees is connected with the Operating Partnership, the Company or any of the Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.
(u)    The Company, the Operating Partnership and the Subsidiaries are organized and operate in a manner so that the Company qualifies as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Company has elected to be taxed as a REIT under the Code commencing with the taxable year ended December 31, 1994. The Company, the Operating Partnership and the Subsidiaries intend to continue to be organized and operate so that the Company shall qualify as a REIT for the foreseeable future, unless the Company’s board of directors determines that it is no longer in the best interests of the Company to be so qualified.
(v)    (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries, (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries, (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period), (iv) the fair market value of the assets of each Plan equal the present value of all benefits accrued under such Plan, (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries, (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA) and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries.
(w)    Neither the Company nor any member of its Controlled Group maintains, sponsors, contributes to, or has had any liability with respect to an employee pension benefit plan subject to the provisions of Title IV of ERISA.
(x)    There is no material document or contract of a character required to be described or referred to in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required therein, except for the filing of this Agreement with the Commission as an exhibit to a Form 8-K, which the Company agrees to make in a timely manner, and the descriptions thereof or references thereto in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are accurate in all material respects.
(y)    None of the Operating Partnership, the Company or any of the Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, the Operating Partnership or the Subsidiaries, after due inquiry, is any such dispute threatened which would be Material.
(z)    The Operating Partnership, the Company and the Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. To the knowledge of the Company or the Operating Partnership, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Operating Partnership, the Company and the Subsidiaries, of such trademarks and trade names does not, to the Company’s or the Operating Partnership’s knowledge, infringe on the rights of any person.
(aa)    Each of the Operating Partnership, the Company and the Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect.
(bb)    The Operating Partnership is properly treated as a partnership for U.S. federal income tax purposes and not as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

(cc)    No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, the Operating Partnership or the Subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus which is not so described in such documents.
(dd)    The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares, and the Company and the Operating Partnership have not distributed and have agreed not to distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Prospectus, any preliminary prospectus filed with the Commission or other material permitted by the Act (which were disclosed to you and your counsel).
(ee)    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets, financial and corporate books and records is permitted only in accordance with management’s general or specific authorization (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus is accurate and fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(ff)    Any certificate or other document signed by any officer or authorized representative of the Operating Partnership, the Company or any Subsidiary, and delivered to the Subject Agent, the Forward Seller or the Forward Purchaser or to counsel for the Subject Agent, the Forward Seller or the Forward Purchaser in connection with the sale of the Shares, this Agreement, any Forward Contract or any Terms Agreement shall be deemed a representation and warranty by such entity or person, as the case may be, to the Subject Agent, the Forward Seller or the Forward Purchaser, as to the matters covered thereby.
(gg)    The Registration Statement became effective upon filing with the Commission under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted, or to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus or any preliminary prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.
(hh)    Except for contracts, agreements or understandings entered into in connection with the transfer of properties or other assets to the Operating Partnership, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any Common Stock owned or to be owned by such person in the offering contemplated by this Agreement.
(ii)    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to each of the Company’s principal executive officer and principal financial officer by others within those entities, (ii) have been evaluated for effectiveness as of the date of the filing of the Prospectus Supplement with the Commission and (iii) are effective in all respects to perform the functions for which they were established, except where a failure to be so effective will not have a Material Adverse Effect.
(jj)    Based on its evaluation of its internal controls over financial reporting at December 31, 2024, the Company, the Operating Partnership and their subsidiaries are not aware of (i) any material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, (ii) any significant deficiency in the design or operation of internal control over financial reporting which is reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial information or (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls over financial reporting of the Company, the Operating Partnership or their subsidiaries or in other factors that have materially affected, or are reasonably likely to materially affect, the Company, the Operating Partnership or their subsidiaries’ internal control over financial reporting.
(kk)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(ll)    Neither the Company, the Operating Partnership, nor any of their subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, affiliate, agent, employee or other person associated with or acting on behalf of the Company and the Operating Partnership or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for public office, (iii) a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, the Operating Partnership and their subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(mm)    The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.
(nn)    None of the Company, the Operating Partnership, any of their subsidiaries or, to the knowledge of the Company, any director, officer, affiliate, agent, employee or other representative in privity of contract with the Company, the Operating Partnership or any of their subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, the Operating Partnership or any of their subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, the Donetsk and Luhansk regions and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, Cuba, Burma

(Myanmar), Iran, North Korea, Russia, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares under this Agreement, any Alternative Distribution Agreement, any Terms Agreement or any Alternative Terms Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate the activities of any person that, at the time of such funding or facilitation, is subject to any Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions. Since the more recent of (i) April 24, 2019 and (ii) the date that is ten years prior to the date of this Agreement, the Company, the Operating Partnership and their subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(oo)    No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other Subsidiary of the Company (except for such prohibitions and restrictions imposed pursuant to the loan agreements of the Company, the Operating Partnership and the Subsidiaries which would not reasonably be expected to have a Material Adverse Effect).
(pp)    Neither the Company, the Operating Partnership nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement, any Terms Agreement, any Forward Contract (including under any Alternative Distribution Agreement), the Alternative Distribution Agreements and any Alternative Terms Agreement) that would give rise to a valid claim against the Company, the Operating Partnership or any of the Subsidiaries or any Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(qq)    Nothing has come to the attention of the Company or the Operating Partnership that has caused the Company or the Operating Partnership to believe that the statistical and market-related data included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(rr)    The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.
(ss)    With respect to any stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company, the Operating Partnership and their subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “NYSE”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with generally accepted accounting principles in the financial statements (including the related notes) of the Company and, if required, disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(tt)    No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(uu)    The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The outstanding shares of the Common Stock have been approved for listing and the Shares and the Forward Settlement Shares have been approved for listing, subject only to official notice of issuance, on the Exchange.
(vv)    (i) To the knowledge of the Company, the Operating Partnership and the Subsidiaries, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Operating Partnership and the Subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Operating Partnership and the Subsidiaries), equipment or technology of the Company, the Operating Partnership and the Subsidiaries (collectively, “IT Systems and Data”), and the Company, the Operating Partnership and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except for that which has been or can be remedied without material cost or liability or the duty to notify any other person or that which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) the Company, the Operating Partnership and the Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (iii) the Company, the Operating Partnership and the Subsidiaries are in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except for such failures as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ww)    Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Operating Partnership (i) has any material lending or other relationship with any bank or lending affiliate of the Agent, the Forward Seller or the Forward Purchaser and (ii) does not intend to use any of the net proceeds received by it from the sale of the Shares to repay any outstanding debt owed to any affiliate of the Agent, the Forward Seller or the Forward Purchaser.
(xx)    No person has the right to require the Company, the Operating Partnership, or any of the Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.
(yy)    Each transaction document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.
4.    Certain Covenants of the Company and the Operating Partnership.
The Company and the Operating Partnership, jointly and severally, hereby agree with the Subject Agent, the Forward Seller and the Forward Purchaser as follows:
(a)    For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before amending or supplementing the Registration Statement or the Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Subject Agent, the Forward Seller and the Forward Purchaser a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing any such Permitted Free Writing Prospectus, amendment or supplement with the Commission and the Company will not use or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which the Subject Agent, the Forward Seller or the Forward Purchaser reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.
(b)    [Reserved].
(c)    To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Subject Agent, the Forward Seller and the Forward Purchaser, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission, (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act, (iii) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose, (iv) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information, (v) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.
(d)    In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification to use promptly its commercially reasonable efforts to obtain its withdrawal.
(e)    To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Subject Agent, the Forward Seller or the Forward Purchaser may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Subject Agent, the Forward Seller or the Forward Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.
(f)    To make available to the Subject Agent, the Forward Seller or the Forward Purchaser at such location as the Subject Agent, the Forward Seller or the Forward Purchaser may reasonably request, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Subject Agent, the Forward Seller or the Forward Purchaser, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Subject Agent, the Forward Seller or the Forward Purchaser may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.
(g)    To furnish or make available to the Subject Agent, the Forward Seller or the Forward Purchaser during the term of this Agreement and for a period of two years thereafter (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Subject Agent, the Forward Seller or the Forward Purchaser from time to time during the term of this Agreement such other information as the Subject Agent, the Forward Seller or the Forward Purchaser may reasonably request regarding the Company, the Operating Partnership or their Subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Subject Agent, as applicable; provided, however, that the Company, the Operating Partnership and their Subsidiaries shall have no obligation to provide the Subject Agent, the Forward Seller or the Forward Purchaser with any document filed on EDGAR or included on the Company’s Internet website.
(h)    If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Subject Agent, the Forward Seller or the Forward Purchaser or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Subject Agent and the Forward Seller to cease the solicitation of offers to purchase the Shares in the Subject Agent’s and the Forward Seller’s capacity as agent, and, in either case, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.
(i)    To make generally available to the Company’s stockholders as soon as reasonably practicable but not later than 40 days after the close of the period covered thereby (75 days in the event the close of such period is the close of the Company’s fiscal year), an earnings statement (in form complying with the provisions of Rule 158 of the Act) covering a period of at least 12 months after the effective date of the Registration Statement (but in no event commencing later than 75 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and, if required by Rule 158 of the act, to file such statement as an exhibit to the next periodic report required to be filed by the Company under the Exchange Act covering the period when such earning statement is released.
(j)    To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement or the Prospectus under the caption “Use of Proceeds.”
(k)    Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.
(l)    The Company will use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code, unless the Company’s board of directors determines that it is no longer in the best interests of the Company to be so qualified.

(m)    (i)    Except as otherwise agreed between the Company, on the one hand, and the Subject Agent, the Forward Seller and the Forward Purchaser, on the other hand, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Subject Agent, the Forward Seller and the Forward Purchaser and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares and the Forward Settlement Shares, (iii) the producing, word processing and/or printing of this Agreement, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Subject Agent, the Forward Seller and the Forward Purchaser (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Subject Agent and the Forward Seller in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Subject Agent and the Forward Seller, (v) the listing of the Shares and the Forward Settlement Shares on the Exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, (vii) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm and (viii) the performance of the Company’s and the Operating Partnership’s other obligations hereunder, under the Master Forward Confirmation, whether or not the transactions contemplated hereby are consummated, and under any Terms Agreement and any Forward Contract; provided that the Subject Agent or the Forward Seller, as applicable, shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares, and legal costs of the Subject Agent or the Forward Seller, as applicable, other than as specifically provided in (iv) above.
(ii)    If Shares having an aggregate Gross Sales Price of $20,000,000 or more have not been sold under this Agreement or any Terms Agreement, Alternative Distribution Agreement or Alternative Terms Agreement by May 7, 2028 (or such earlier date at which the Company terminates this Agreement in accordance with the provisions of Section 8(a) hereof), the Company shall reimburse the Subject Agent, the Forward Seller and the Forward Purchaser for all of its reasonable out-of-pocket expenses (including the reasonable and documented fees and disbursements of a single counsel to the Subject Agent, the Forward Seller and the Forward Purchaser) incurred by the Subject Agent, the Forward Seller and the Forward Purchaser in connection with the offering contemplated by this Agreement; provided that the Company will not be obligated to reimburse any expenses pursuant to this Section 4(m)(ii) and Section 4(m)(ii) of the Alternative Distribution Agreements in excess of $125,000 in the aggregate.
(n)    With respect to the offering(s) contemplated hereby, that the Company will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner that violates the Act; the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.
(o)    During each period commencing on the date of each Transaction Notice and ending after the close of business on the Settlement Date for the related Agency Transaction, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for such shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise, without the prior written consent of the Subject Agent, except with respect to: (A) Shares to be sold hereunder or under any Terms Agreement, Alternative Distribution Agreement, or Alternative Terms Agreement; (B) any shares of Common Stock issuable upon the exchange, conversion, or redemption of securities, including, but not limited to, operating partnership units in the Operating Partnership, as to which the Company is the general partner, or the exercise of warrants, options or other rights in effect or outstanding on the date of such Transaction Notice; (C) grants of Common Stock, employee stock options, restricted stock units or limited partnership units in the Operating Partnership pursuant to the terms of a plan described in the Prospectus as of the date of such Transaction Notice; (D) issuances of Shares pursuant to the exercise, vesting or conversion of such employee stock options, restricted stock units or limited partnership units granted pursuant to the terms of a plan described in the Prospectus as of the date of such Transaction Notice; (E) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus as of the date f such Transaction Notice; or (F) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to the Subject Agent in advance of such Transaction Notice. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.
(p)    The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.
(q)    To use its commercially reasonable efforts to cause the Shares and the Forward Settlement Shares to be listed on the Exchange and once listed, to timely file with the Exchange all material documents and notices required by the Exchange of companies that have securities listed on the Exchange.
(r)    That it consents to the Subject Agent, the Forward Seller and the Forward Purchaser trading in the Common Stock for each’s own account and for the account of each’s clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement or any Forward Contract.
(s)    In connection with entering into any Forward Contract, neither the Company, the Operating Partnership nor any of their respective affiliates will acquire any long position (either directly or indirectly, including through a derivative transaction) with respect to shares of Common Stock.
(t)    During any Forward Hedge Selling Period, the Company shall provide the Subject Agent, the Forward Seller and the Forward Purchaser notice as promptly as reasonably possible (and, in any event, at least one (1) Business Day) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) grants of Common Stock, employee stock options, restricted stock units or limited partnership units in the Operating Partnership pursuant to the terms of a plan described in the Prospectus, (ii) issuances of Shares pursuant to the exercise, vesting or conversion of such employee stock options, restricted stock units or limited partnership units granted pursuant to the terms of a plan described in the Prospectus, (iii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iv) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to the Subject Agent, the Forward Seller and the Forward Purchaser in advance, (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided the implementation of such is disclosed to the Subject Agent, the Forward Seller and the Forward Purchaser in advance or (v) any shares of Common Stock issuable upon the exchange, conversion, or redemption of securities, including, but not limited to, operating partnership units in the Operating Partnership, as to which the Company is the general partner, or the exercise of warrants, options or other rights in effect or outstanding. To the extent requested in writing by the Company, the Subject Agent, the Forward Seller and the Forward Purchaser shall keep notices provided under this Section 4(t) confidential.
5.    Execution of Agreement.
The obligations of the Subject Agent, the Forward Seller and the Forward Purchaser under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:
(a)    the Company shall have delivered to the Subject Agent, the Forward Seller and the Forward Purchaser:

(i)    an officer’s certificate signed by two of its executive officers certifying as to the matters set forth in Exhibit E hereto;
(ii)    opinions and negative assurance letter of Barack Ferrazzano Kirshbaum & Nagelberg LLP, counsel for the Company, addressed to the Subject Agent, the Forward Seller and the Forward Purchaser and dated the date of this Agreement, in the form of Exhibits F-1, F-2 and F-3 hereto. In giving its opinions, such counsel may rely (i) as to all matters of fact, upon representations, statements or certificates of public officials and statements of officers, directors, partners, employees and representatives of and accountants for each of the Company and its Subsidiaries, (ii) as to matters of Maryland law, on the opinion of McGuireWoods LLP, Baltimore, Maryland, and (iii) as to the good standing and qualification of the Company and the Operating Partnership to do business in any state or jurisdiction, upon certificates of appropriate government officials and letters from Corporation Service Company, copies of which have been furnished to you;
(iii)    an opinion of McGuireWoods LLP, special Maryland counsel to the Company, addressed to the Subject Agent, the Forward Seller and the Forward Purchaser and dated the date of this Agreement, in the form of Exhibit G hereto;
(iv)    a “comfort” letter of PricewaterhouseCoopers LLP, addressed to the Subject Agent and the Forward Seller and dated the date of this Agreement, addressing such matters as the Subject Agent and the Forward Seller may reasonably request;
(v)    evidence reasonably satisfactory to the Subject Agent, the Forward Seller and the Forward Purchaser and their respective counsel that the Shares and any Forward Settlement Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;
(vi)    resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares and the Forward Settlement Shares; and
(vii)    such other documents as the Subject Agent, the Forward Seller and the Forward Purchaser shall reasonably request; and
(b)    the Subject Agent, the Forward Seller and the Forward Purchaser shall have received an opinion and negative assurance letter of Morrison & Foerster LLP, counsel to the Subject Agent, the Forward Seller and the Forward Purchaser, addressed to the Subject Agent, the Forward Seller and the Forward Purchaser and dated the date of this Agreement, addressing such matters as the Subject Agent, the Forward Seller and the Forward Purchaser may reasonably request. In giving its opinion, such counsel may rely (A) as to matters of Maryland law, on the opinion of McGuireWoods LLP, Baltimore, Maryland, which opinion shall be in form and substance reasonably satisfactory to counsel for the Agents and (B) as to the good standing and qualification of the Company to do business in any state or jurisdiction, upon certificates of appropriate governmental officials or opinions of counsel in such jurisdictions.
6.    Additional Covenants of the Company and the Operating Partnership.
The Company and the Operating Partnership, jointly and severally, further covenant and agree with the Subject Agent, the Forward Seller and the Forward Purchaser as follows:
(a)    Each acceptance of a Transaction Notice or provision of a Placement Notice (or Forward Acceptance, as the case may be) by the Company and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company and the Operating Partnership herein contained and contained in any certificate delivered to the Subject Agent, the Forward Seller and the Forward Purchaser pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement

Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice, Terms Agreement, Placement Notice or Forward Acceptance, as the case may be).
(b)    Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) otherwise as the Subject Agent, the Forward Seller or the Forward Purchaser shall reasonably request, provided that the Subject Agent, the Forward Seller or the Forward Purchaser shall not make such a request during periods that the Company is not proposing Agency Transactions to the Subject Agent or any Alternative Agent or during any Forward Hedge Selling Period (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Subject Agent or Forward Seller, as applicable, agrees otherwise, furnish or cause to be furnished to the Subject Agent or the Forward Seller, as applicable, a certificate, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the certificate referred to in Section (a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to the Subject Agent or Forward Seller, as applicable, are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date unless (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Notice or Placement Notice is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act and (y) the Subject Agent or any Alternative Agent has requested that such date be deemed to be a Bring-Down Delivery Date based upon the reasonable judgment of the Subject Agent or such Alternative Agent that the event or events reported in such Current Report on Form 8-K has a Material Adverse Effect on the condition, financial or otherwise, or the earnings, assets or business affairs or prospects of the Operating Partnership, Company and their Subsidiaries, taken as a whole, or on the in service properties owned, directly or indirectly, by the Company taken as a whole at such time, or otherwise restates historical financial statements or contains financial statements required by Rules 3-05 or 3-14 of Regulation S-X or (B) such Current Report on Form 8-K is required pursuant to Section 2(i). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Bring-Down Delivery Date when the Company did not furnish or cause to be furnished to the Subject Agent and each of the Alternative Agents a certificate under this Section 6(b) and Section 6(b) of the Alternative Sales Agreements, then before the Company delivers a Transaction Notice or the Subject Agent or any of the Alternative Agents conducts any sales pursuant to this Agreement, any Terms Agreement, any Alternative Distribution Agreement or any Alternative Terms Agreement, the Company shall first furnish or cause to be furnished to the Subject Agent such certificate under this Section 6(b), dated the date of the Sales Notice.
(c)    Each Bring-Down Delivery Date, the Company shall, unless the Subject Agent, the Forward Seller and the Forward Purchaser each agree otherwise, cause to be furnished to the Subject Agent, the Forward Seller and the Forward Purchaser (A) the written opinions and negative assurance letter of Barack Ferrazzano Kirshbaum & Nagelberg LLP, counsel to the Company and of McGuireWoods LLP, special Maryland counsel to the Company, each dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the opinions and letter referred to in Sections 5(a)(ii) and 5(a)(iii) hereof, respectively, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinions and letter, such counsel and Maryland counsel shall furnish the Subject Agent, the Forward Seller and the Forward Purchaser with letters substantially to the effect that the Subject Agent, the Forward Seller and the Forward Purchaser may rely on the opinions and letter referred to in Sections 5(a)(ii) and 5(a)(iii), furnished to the Subject Agent, the Forward Seller and the Forward Purchaser, to the same extent as though they were dated the date of such letters authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statement, the Prospectus or any

Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Bring-Down Delivery Date when the Company did not furnish or cause to be furnished to the Subject Agent, the Forward Seller, the Forward Purchaser and each of the Alternative Agents the opinions and letter under this Section 6(c) and Section 6(c) of the Alternative Sales Agreements, then before the Company delivers a Transaction Notice or the Subject Agent or any of the Alternative Agents conducts any sales pursuant to this Agreement, any Terms Agreement, any Placement Notice (or Forward Acceptance, as the case may be), any Alternative Distribution Agreement or any Alternative Terms Agreement, the Company shall first furnish or cause to be furnished to the Subject Agent, the Forward Seller and the Forward Purchaser such opinions and letter under this Section 6(c), dated the date of the Sales Notice.
(d)    Each Bring-Down Delivery Date, the Company shall, unless the Subject Agent, the Forward Seller and the Forward Purchaser each agree otherwise, cause PricewatershouseCoopers LLP to furnish to the Subject Agent, the Forward Seller and the Forward Purchaser a “comfort” letter, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Bring-Down Delivery Date when the Company did not furnish or cause to be furnished to the Subject Agent, the Forward Seller and the Forward Purchaser the “comfort” letter under this Section 6(d), then before the Company delivers a Transaction Notice or Placement Notice (or Forward Acceptance, as the case may be) or the Subject Agent, the Forward Seller and the Forward Purchaser conducts any sales pursuant to this Agreement, any Terms Agreement, any Placement Notice (or Forward Acceptance, as the case may be), any Alternative Distribution Agreement or any Alternative Terms Agreement, the Company shall first furnish or cause to be furnished to the Subject Agent, the Forward Seller and the Forward Purchaser such “comfort” letter under this Section 6(d), dated the date of the Sales Notice.
(e)    Each Bring-Down Delivery Date, the Subject Agent, the Forward Seller and the Forward Purchaser may request an opinion and negative assurance letter of Morrison & Foerster LLP, counsel to the Subject Agent, the Forward Seller and the Forward Purchaser, addressed to the Subject Agent, the Forward Seller and the Forward Purchaser, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the opinion and negative assurance letter referred to in Section 5(b) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinion and letter, or, in lieu of such opinion and letter, such counsel shall furnish the Subject Agent, the Forward Seller and the Forward Purchaser with a letter substantially to the effect that the Subject Agent, the Forward Seller and the Forward Purchaser may rely on the opinion and letter referred to in Sections 5(b), furnished to the Subject Agent, the Forward Seller and the Forward Purchaser, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).
(f)    (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission at the time the Company accepts a Transaction Notice; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Subject Agent, the Forward Seller and the Forward Purchaser and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company accepts a Transaction Notice or delivers a Placement Notice (or Forward Acceptance, as the case may be) to the Forward Seller and the Forward Purchaser and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company accepts a Transaction Notice or delivers a Placement Notice (or Forward Acceptance, as the case may be).

(g)    The Company shall reasonably cooperate with any reasonable due diligence review requested by the Subject Agent, the Forward Seller or the Forward Purchaser, or their respective counsel, from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of PricewatershouseCoopers LLP for an update on diligence matters with representatives of the Subject Agent, the Forward Seller and the Forward Purchaser and (ii) at each Bring-Down Delivery Date (including at such times as set forth in the final sentence of each of Sections 6(b) through (d)) or otherwise as the Subject Agent, the Forward Seller and the Forward Purchaser may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of PricewatershouseCoopers LLP for one or more due diligence sessions with representatives of the Subject Agent, the Forward Seller and the Forward Purchaser and their respective counsel.
(h)    The Company shall disclose, in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and, if requested by the Subject Agent, in prospectus supplements to be filed by the Company from time to time, the number of the Shares sold through the Agents under this Agreement and any Terms Agreement, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or such shorter period determined by the Company, as the case may be.
All opinions, letters and other documents referred to in Sections 6(b) through (e) above shall be reasonably satisfactory in form and substance to the Subject Agent, the Forward Seller and the Forward Purchaser. The Subject Agent, the Forward Seller and the Forward Purchaser will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail or facsimile as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (e) above.
7.    Conditions of the Obligations of the Subject Agent and the Forward Seller.
The obligations of the Subject Agent and the Forward Seller to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Notice or Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) and to purchase the Shares pursuant to any Terms Agreement and the Forward Purchaser’s obligations to borrow Forward Hedge Shares or otherwise take any action pursuant to a Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) shall be subject to the satisfaction of the following conditions:
(a)    At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date or Forward Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:
(i)    The representations, warranties and agreements on the part of the Company and the Operating Partnership herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.
(ii)    The Company and the Operating Partnership shall have performed and observed their covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.
(iii)    In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, in the case of a Forward Related Transaction, during the Forward Hedge Selling Period, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)    From the date of this Agreement, no event or condition of a type described in Section 3(j) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Subject Agent, the Forward Seller or the Forward Purchaser makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement or any Terms Agreement, as the case may be, any Permitted Free Writing Prospectus and the Prospectus.
(v)    Subsequent to the relevant Time of Acceptance, (A) no downgrading shall have occurred in the rating accorded any securities of or guaranteed by the Company, the Operating Partnership or any of their Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of or guaranteed by the Company, the Operating Partnership or any of their Subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.
(vi)    The Shares to be issued pursuant to the Transaction Notice or pursuant to a Terms Agreement, as applicable, and any Forward Settlement Shares, shall have been approved for listing on the Exchange, subject only to notice of issuance.
(vii)    (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.
(viii)    (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company, (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act), (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Subject Agent, the Forward Seller and the Forward Purchaser; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time the Company accepts a Transaction Notice or delivers a Placement Notice (or Forward Acceptance, as the case may be) to the Forward Seller or the Company and the Subject Agent execute a Terms Agreement, as the case may be.
(ix)    No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Subject Agent, the Forward Seller or the Forward Purchaser shall have reasonably objected in writing.
(b)    At every Bring-Down Delivery Date, the Subject Agent, the Forward Seller and the Forward Purchaser shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (e), inclusive.
8.    Termination.
(a)    (i)    The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Subject Agent, the Forward Seller and the Forward Purchaser. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Subject Agent, the Forward Seller and the Forward Purchaser, shall remain in full force and effect notwithstanding such termination, (B) any termination shall not affect or impair any party’s obligations with respect to any Forward Hedge Shares sold hereunder prior to the occurrence thereof (including the obligation to enter into the “Supplemental Confirmation” in respect thereof) and (C) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(m)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.
(ii)    In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Subject Agent.
(b)    (i)    The Subject Agent, the Forward Seller or the Forward Purchaser may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(m)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.
(ii)    In the case of any purchase by the Subject Agent pursuant to a Terms Agreement, the obligations of the Subject Agent pursuant to such Terms Agreement shall be subject to termination at any time prior to or at the Principal Settlement Date, if, (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of the Exchange, the NYSE American, the NASDAQ Global Select Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade (ii) trading of any securities of or guaranteed by the Company and the Operating Partnership shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York state authorities, (iv) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the Subject Agent’s judgment, is material and adverse or (v) there shall have been any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares and (B) in the case of any of the events specified in clauses (A)(i) through (v), such event singly or together with any other such event specified in clauses (A)(i) through (v) makes it, in the Subject Agent’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. If the Subject Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.
(c)    This Agreement shall remain in full force and effect until the earlier of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that Shares equal to the Maximum Amount have been sold in accordance with the terms of this Agreement, any Terms Agreement, any Alternative Distribution Agreement and any Alternative Terms Agreement, (C) such date that Shares equal to the Maximum Number have been sold in accordance with the terms of this Agreement, any Terms Agreement, any Alternative Distribution Agreement and any Alternative Terms Agreement, and (D) May 7, 2028, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(m)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination; provided that if a “Supplemental Confirmation” required to be executed pursuant to Section 2(o) of this Agreement has not been executed on or prior to such date, then the provisions of this Agreement as they relate to the Forward Contract for the relevant Forward Hedge Selling Period shall survive such termination until such “Supplemental Confirmation” has been executed or deemed effective pursuant to such Forward Contract.
(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Subject Agent, the Forward Seller and the Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof. For the avoidance of doubt, any termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the occurrence thereof (including, in the case of any Forward Hedge Shares, the obligation to enter into the “Supplemental Confirmation” in respect thereof).
9.    Indemnity and Contribution.
(a)    The Company and the Operating Partnership, jointly and severally, agree to indemnify, defend and hold harmless the Subject Agent, the Forward Seller and the Forward Purchaser, their respective partners, directors, officers, members, agents and employees, any person who controls the Subject Agent, the Forward Seller or the Forward Purchaser within the meaning of either Section 15 of the Act or Section 20(a) of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Subject Agent, the Forward Seller and the Forward Purchaser, and the successors and assigns of all of the foregoing persons from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred, joint or several), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Subject Agent, the Forward Seller or the Forward Purchaser furnished to the Company or the Operating Partnership in writing by the Subject Agent, the Forward Seller or the Forward Purchaser expressly for use therein.
(b)    The Subject Agent, the Forward Seller and the Forward Purchaser, severally and not jointly, agree to indemnify, defend and hold harmless the Company and the Operating Partnership, and their respective officers and directors and any person who controls the Company or the Operating Partnership within the meaning of either Section 15 of the Act or Section 20(a) of the Exchange Act, and the successors and assigns of all of the foregoing persons, to the same extent as the indemnity set forth in Section 9(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Subject Agent, the Forward Seller or the Forward Purchaser furnished to the Company in writing by the Subject Agent, the Forward Seller or the Forward Purchaser expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus. For purposes of this Section 9 and Sections 5(a)(ii) and 6(a) the only written information furnished by the Subject Agent, the Forward Seller or the Forward Purchaser to the Company or the Operating Partnership expressly for use in the Registration Statement and the Prospectus Supplement is the information contained in the fifth paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.
(c)    If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under either Section 9(a) or 9(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses according to a final non-appealable judgment) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding, and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Subject Agent, the Forward Seller, the Forward Purchaser and any other Agents and their respective affiliates, directors and officers and their respective control persons, if any, shall be designated in writing by the Subject Agent and any such other Agents, and any such separate firm for the Company, the Operating Partnership and their directors, their officers and such control persons of the Company and the Operating Partnership or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its prior written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.
(d)    If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Section 9(a) or 9(b) above, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Subject Agent, the Forward Seller and the Forward Purchaser, on the other, from the offering of the Shares pursuant to this Agreement and any applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Subject Agent, the Forward Seller and the Forward Purchaser on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, the Subject Agent, the Forward Seller and the Forward Purchaser in connection with the applicable sale of Shares pursuant to this Agreement, any Forward Contract and any Terms Agreements, shall be deemed to be in respective proportions as follows: (i) with respect to the Company and the Operating Partnership, (x) in the case of any sale of the Shares under this Agreement and any Terms Agreement, the proportion that the aggregate net proceeds (before deducting expenses) received by the Company and the Operating Partnership from any such sale bears to the aggregate Gross Sales Price of the Shares for any such sale and (y) in the case of any sale of Shares under a Forward Contract, the proportion that the aggregate Net Forward Proceeds from any such sale bear to the aggregate Gross Forward Amount for any such sale; (ii) with respect to the Subject Agent, in the case of any sale of the Shares under this Agreement and any Terms Agreement, the proportion that the total discounts and commissions received by the Subject Agent from any such sale bears to the aggregate Gross Sales Price of the Shares for any such sale; (iii) with respect to the Forward Seller, in the case of any sale of Shares under a Forward Contract, the proportion that the aggregate Actual Forward Commissions (as defined in Section 20 below) for the Forward Contract bears to the aggregate Gross Forward Amount; and (iv) with respect to the Forward Purchaser, in the case of any sale of Shares under a Forward Contract, the proportion that the aggregate Spread for the Forward Contract (net of any related commercially reasonable hedging costs or other reasonable costs or expenses actually incurred) bears to the aggregate Gross Forward Amount. For the purposes hereof, “Net Forward Proceeds” shall mean an amount equal to the aggregate of the product of the Actual Sold Forward Amount for each Forward Contract multiplied by the Forward Hedge Price for each such Forward Contract, and “Gross Forward Amount” shall mean an amount equal to the sum of the Net Forward Proceeds for each Forward Contract and the aggregate Actual Forward Commissions for such Forward Contract. The relative fault of the Company and the Operating Partnership, on the one hand, and the Subject Agent, the Forward Seller and the Forward Purchaser, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or by Subject Agent, the Forward Seller and the Forward Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    The Company, the Operating Partnership, the Subject Agent, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall (i) the Subject Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Subject Agent with respect to the offering of the Shares exceeds the amount of any damages that the Subject Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) the Forward Seller be required to contribute any amount in excess of the amount by which the aggregate Actual Forward Commissions exceeds the amount of any damages that the Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (iii) the Forward Purchaser be required to contribute any amount in excess of the amount by which the aggregate of the Spread (net of any related hedging costs or other costs or expenses actually incurred) exceeds the amount of any damages that the Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(f)    The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
(g)    The indemnity and contribution agreements contained in this Section 9 and the representations, warranties and covenants of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Indemnified Person, any Agent or any person controlling such Agent or by or on behalf of the Company, its officers or directors or any other person controlling the Company or the Operating Partnership and (c) acceptance of and payment for any of the Shares.

10.    Notices.
All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Subject Agent or the Forward Seller shall be sufficient in all respects if delivered or sent to Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, to the attention of the Special Equities Group (facsimile number (212) 214-5918); if to the Forward Purchaser, shall be sufficient in all respects if delivered or sent to Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, to the attention of the Special Equities Group and Corporate Equity Derivatives (facsimile number (212) 214-5918), Email: CorporateDerivativeNotifications@wellsfargo.com; and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1 N. Wacker Drive, Suite 4200, Chicago, Illinois 60606, Attention: Scott A. Musil, with a copy to Barack Ferrazzano Kirschbaum & Nagelberg LLP, 200 West Madison Street, Suite 3900, Chicago, Illinois 60606, Attention: Matthew A. Jackson, Esq. Notwithstanding the foregoing, Transaction Notices shall be delivered to the Company via e-mail to Scott Musil at smusil@firstindustrial.com and confirmed by telephone at (312) 344-4300 ext. 4380, and an acceptance of a Transaction Notice shall be delivered to the Subject Agent via facsimile (facsimile number (212) 214-5918).
11.    No Fiduciary Relationship.
Each of the Company and the Operating Partnership hereby acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Subject Agent, the Forward Seller and the Forward Purchaser (and any affiliate through which the Subject Agent, the Forward Seller or the Forward Purchaser may be acting), on the other, (b) each of the Subject Agent, the Forward Seller and the Forward Purchaser is acting solely as agent and/or as principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement, any Terms Agreement and the Master Forward Confirmation and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Subject Agent, the Forward Seller and the Forward Purchaser, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, any Terms Agreement and the Master Forward Confirmation, irrespective of whether or not the Subject Agent, the Forward Seller or the Forward Purchaser has advised or is advising the Company on other matters, and none of the Subject Agent, the Forward Seller or the Forward Purchaser has any obligation to the Company with respect to the transactions contemplated by this Agreement, any Terms Agreement or the Master Forward Confirmation except the obligations expressly set forth herein and therein, (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, any Terms Agreement and the Master Forward Confirmation, (d) none of the Subject Agent, the Forward Seller or the Forward Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, any Terms Agreement or the Master Forward Confirmation and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (e) it is aware that the Subject Agent, the Forward Seller and the Forward Purchaser and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Subject Agent, the Forward Seller and the Forward Purchaser have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise, (f) the Gross Sales Price and Forward Sales Price, as applicable, of the Shares sold pursuant to this Agreement, any Terms Agreement or any Forward Contract will not be established by the Subject Agent, the Forward Seller or the Forward Purchaser, (g) it waives, to the fullest extent permitted by law, any claims it may have against the Subject Agent, the Forward Seller and the Forward Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Shares under this Agreement, any Terms Agreement and the Master Forward Confirmation and agrees that none of the Subject Agent, the Forward Seller or the Forward Purchaser shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company and (h) the Company’s engagement of the Subject Agent and the Forward Seller in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Operating Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Subject Agent, the Forward Seller or the Forward Purchaser have advised or are currently advising the Company or the Operating Partnership on related or other matters). Each of the Company and the Operating Partnership agrees that it will not claim that any of the Subject Agent, the Forward Seller or the Forward Purchaser has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Operating Partnership, as applicable, in connection with such transaction or the process leading thereto.
12.    Adjustments for Stock Splits.
The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Notice and any Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) shall be adjusted to take into account any stock split effected with respect to the Shares.
13.    Governing Law; Construction.
(a)    This Agreement, any Terms Agreement and any claim, controversy, counterclaim or dispute of any kind or nature whatsoever arising under or in any way related to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its choice of law provisions.
(b)    The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.
14.    Submission to Jurisdiction.
Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company and the Operating Partnership consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Subject Agent, the Forward Purchaser and the Forward Seller and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, and the Operating Partnership, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement. The Company and the Operating Partnership agree that a final and non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Operating Partnership and may be enforced in any other courts in the jurisdiction of which the Company and the Operating Partnership are or may be subject, by suit upon such judgment.
15.    Parties in Interest.
The agreements, covenants, representations and warranties set forth herein and in any Terms Agreement have been and are made solely for the benefit of the Subject Agent, the Forward Seller, the Forward Purchaser, the Company and the Operating Partnership and, to the extent provided in Section 9 hereof, any Indemnified Person and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association, corporation or entity (including a purchaser, as such purchaser, from or through the Subject Agent, the Forward Seller or the Forward Purchaser) shall acquire or have any right under or by virtue of this Agreement, any Terms Agreement or any Forward Contract.
Notwithstanding the foregoing, any Forward Purchaser (the “Predecessor”) may assign all of its rights and obligations under this Agreement to an affiliate of such Predecessor, which affiliate shall thereafter be substituted for such Predecessor as a Forward Purchaser under this Agreement; provided that such Predecessor and such affiliate shall have entered into a written agreement evidencing such assignment by the Predecessor and the acceptance of such assignment and the assumption of such obligations by such affiliate.

16.    Counterparts.
This Agreement, any Forward Contract or any Terms Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement, any Forward Contract or any Terms Agreement by signing and delivering one or more counterparts. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Agreement, any Forward Contract or any Terms Agreement, or in any other certificate, agreement or document related to this Agreement, any Forward Contract or any Terms Agreement, shall include any Electronic Signature.
17.    Successors and Assigns.
This Agreement shall be binding upon the Subject Agent, the Forward Seller, the Forward Purchaser, the Company and the Operating Partnership and their successors and assigns. Each of the Subject Agent, the Forward Seller and the Forward Purchaser shall be permitted to act through any affiliated broker-dealer entity in respect of its rights and obligations provided for herein.
18.    Survival.
The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Operating Partnership, the Subject Agent, the Forward Seller and the Forward Purchaser contained in this Agreement or any Terms Agreement or made by or on behalf of the Company, the Operating Partnership, the Subject Agent, the Forward Seller and the Forward Purchaser pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and the settlement of any Forward Contracts and shall remain in full force and effect, regardless of any termination of this Agreement, any Terms Agreement or any Forward Contracts or any investigation made by or on behalf of the Company, the Operating Partnership, the Subject Agent, the Forward Seller or the Forward Purchaser.
19.    Certain Defined Terms.
For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act.
20.    Additional Forward-Related Definitions.
For purposes of this Agreement:
“Actual Forward Commission” means, for each Forward Contract, the Actual Sold Forward Amount for such Forward Contract, multiplied by the Forward Hedge Selling Commission for such Forward Contract.
“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward Contract or any portion thereof, as the context may require, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period or any portion thereof, respectively.
“Aggregate Forward Hedge Price” means, with respect to a period, the product of the Actual Sold Forward Amount during such period and the Forward Hedge Price during such period.
“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Forward Contract” means the contract evidencing a forward transaction between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation).
“Forward Hedge Amount” means, for any Forward Contract, the amount specified as such in the Placement Notice for such Forward Contract (as amended by the corresponding Forward Acceptance, if applicable), which amount shall be the target aggregate Forward Sales Price of the Forward Hedge Shares to be sold by the Forward Seller in respect of such Forward Contract, subject to the terms and conditions of this Agreement.
“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate (as defined below) for such Forward Contract and (y) the Volume-Weighted Hedge Price.
“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.
“Forward Hedge Selling Commission Rate” means, for any Forward Contract, 2.0% of the Forward Sales Price of the Forward Hedge Shares unless otherwise set forth in the applicable Placement Notice (as amended by the corresponding Forward Acceptance, if applicable).
“Forward Hedge Selling Period” means, subject to Section 2(m) hereof, the period of such number of consecutive Exchange Business Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)), beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) or, if such date is not an Exchange Business Day, the next Exchange Business Day following such date and ending on the last such Exchange Business Day or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge Shares in connection with the applicable Forward Contract; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 8.
“Forward Hedge Shares” means any shares of the Common Stock borrowed by the Forward Purchaser or its affiliate and offered and sold by the Forward Seller or its affiliate in connection with any Forward Contract that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Shares” as used herein shall include the definition of the same under the Alternative Distribution Agreements.
“Forward Related Settlement Date” means, for any Forward Related Transaction, unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Forward Acceptance, if applicable), the second (2nd) Exchange Business Day (or such earlier day as is industry practice for regular-way trading) following a date on which sales of any Forward Hedge Shares are made.
“Forward Related Transaction” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Forward Acceptance (as defined below), if applicable) specifying that it relates to a “Forward Related Transaction” and requiring the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Shares.

“Forward Sales Price” means, for each Forward Related Transaction, the actual sale execution price of each Forward Hedge Share sold by the Forward Seller.
“Forward Settlement Shares” means shares (if any) of Common Stock delivered by the Company in settlement of a Forward Contract.
“Master Forward Confirmation” means the “Master Confirmation for Issuer Share Forward Transactions” substantially in the form attached hereto as Exhibit H, by and among the Company and the Forward Purchaser, including all provisions incorporated by reference therein.
“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect of an Exchange Business Day on which the Forward Seller has made sales of Forward Hedge Shares hereunder, the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Shares sold by the Forward Seller on such Exchange Business Day.
21.    Amendments or Waivers.
No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
22.    Miscellaneous.
The Subject Agent and Forward Seller, an indirect, wholly owned subsidiary of Wells Fargo & Company, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of the Forward Purchaser. Because the Subject Agent and Forward Seller are separately incorporated entities, they are solely responsible for their own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Shares sold, offered or recommended by the Subject Agent and Forward Seller are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency of the Forward Purchaser, and are not otherwise an obligation or responsibility of a branch or agency of the Forward Purchaser.
A lending affiliate of the Subject Agent and Forward Seller may have lending relationships with issuers of securities underwritten or privately placed by the Subject Agent and Forward Seller. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by the Subject Agent and Forward Seller will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of the Subject Agent and Forward Seller.
The Subject Agent and Forward Seller and one or more of their respective affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of the Common Stock or other securities of the Company, at the same time that the Subject Agent and Forward Seller is acting as agent pursuant to this Agreement; provided that the Subject Agent and Forward Seller each acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by the Subject Agent and Forward Seller and its affiliates to enter into any such transactions.
The Company acknowledges and agrees that the Subject Agent has informed the Company that the Subject Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase the Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Company and the Subject Agent in a Terms Agreement.

23.    Compliance with USA Patriot Act.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Subject Agent, the Forward Seller and the Forward Purchaser are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Subject Agent, the Forward Seller and the Forward Purchaser to properly identify its clients.
24.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that the Subject Agent, the Forward Seller or the Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Subject Agent, the Forward Seller or the Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that the Subject Agent, the Forward Seller or the Forward Purchaser, to the extent that it is a Covered Entity, or a BHC Act Affiliate of the Subject Agent, the Forward Seller or the Forward Purchaser, becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Subject Agent, the Forward Seller or the Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)    For purposes of this Section 24, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Subject Agent, the Forward Seller and Forward Purchaser, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership, the Subject Agent, the Forward Seller and Forward Purchaser.

Very truly yours,

FIRST INDUSTRIAL REALTY TRUST, INC.

By:    /s/ Scott A. Musil
Name:    Scott A. Musil
Title:    Chief Financial Officer

FIRST INDUSTRIAL, LP.

By:    First Industrial Realty Trust, Inc., as its sole general partner

By:    /s/ Scott A. Musil
Name:    Scott A. Musil
Title:    Chief Financial Officer

[Distribution Agreement Signature Page]

Accepted and agreed to as of the date first above written:

WELLS FARGO SECURITIES, LLC,
as Subject Agent and Forward Seller

By:    /s/ Rohit Mehta
Name:    Rohit Mehta
Title:    Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Forward Purchaser

By:    /s/ Kevin Brillhart
Name:    Kevin Brillhart
Title:    Managing Director

[Distribution Agreement Signature Page]

Exhibit A
Form of Terms Agreement
[See attached]

Exhibit A
FIRST INDUSTRIAL REALTY TRUST, INC.
Common Stock
TERMS AGREEMENT
_____________, 20__
[Bank Name]
[Address]
[Address]
Ladies and Gentlemen:
First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), and First Industrial, L.P., a Delaware limited partnership (the “Operating Partnership”), propose, subject to the terms and conditions stated herein and in the Equity Distribution Agreement (the “Distribution Agreement”), by and among the Company, the Operating Partnership, [•] (the “Forward Purchaser”) and [•] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder, the “Subject Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, the “Forward Seller”), dated as of August 21, 2025, to issue and sell to the Subject Agent the securities specified in the Schedule hereto (the “Purchased Securities”), and solely for the purpose of covering over-allotments, to grant to the Subject Agent the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”). Unless otherwise defined below, capitalized terms defined in the Distribution Agreement shall have the same meanings when used herein.
The Subject Agent shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Subject Agent to the Company for the Purchased Securities; provided that the purchase price payable by the Subject Agent for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions paid or payable by the Company on the Purchased Securities but not payable on such Additional Securities. This option may be exercised by the Subject Agent at any time (but not more than once) on or before the 30th day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised, if such exercise is after the initial Settlement Date, nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Securities.
Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Subject Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement, the Settlement Date and any Option Settlement Date.
An amendment to the Registration Statement (as defined in the Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities and the Additional Securities, in the form heretofore delivered to the Subject Agent is now proposed to be filed with the Securities and Exchange Commission.
1

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Subject Agent and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.
Notwithstanding any provision of this Agreement or any Terms Agreement to the contrary, the Company consents to the Subject Agent trading in the Common Stock for the Subject Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement among the Subject Agent, the Company and the Operating Partnership.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:    _______________________________
Name:
Title:

FIRST INDUSTRIAL, LP.

By:    First Industrial Realty Trust, Inc., as its sole general partner

By:    _______________________________
Name:
Title:

Accepted and agreed to as of the date first above written:

[SUBJECT AGENT]

By:    __________________________
    Name:
    Title:

2

Schedule to Terms Agreement
Title of Purchased Securities and Additional Securities:
Common Stock, par value $0.01 per share
Number of Shares of Purchased Securities:
[•]
Number of Shares of Additional Securities:
[•]
Price to Public:
[•]
Purchase Price by the Subject Agent:
[•]
Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.
Method of Delivery:
To the Subject Agent’s account, or the account of the Subject Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.
Settlement Date:
[•]
Closing Location:
[•]
Documents to be Delivered:
The following documents referred to in the Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Schedule is annexed):
(1)    the officer’s certificate referred to in Section 5(a)(i);
(2)    the opinions and negative assurance letter referred to in Sections 5(a)(ii) and (iii);
(3)    the “comfort” letter referred to in Section 5(a)(iv);
(4)    the opinion and negative assurance letter referred to in Section 5(b); and
(5)    such other documents as the Subject Agent shall reasonably request.
Lockup:
[•]

3

Exhibit B
Form of Transaction Notice
[See attached]

Exhibit B
[Bank Letterhead]
__________, 20__
First Industrial Realty Trust, Inc.
1 N. Wacker Drive, Suite 4200
Chicago, Illinois 60606
Attention: Scott A. Musil
VIA EMAIL
TRANSACTION NOTICE
Ladies and Gentlemen:
This Notice sets forth the terms of the agreement of [_____________] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance shares, the “Subject Agent”) with First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”) and First Industrial, L.P., a Delaware limited partnership (the “Operating Partnership”), relating to the issuance and sale of the Company’s common stock, par value $0.01 per share, pursuant to the Equity Distribution Agreement by and among the Company, the Operating Partnership, [•], as Subject Agent and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder (the “Forward Seller”) and [•] (the “Forward Purchaser”), dated August 21, 2025 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.
By countersigning or otherwise indicating in writing the Company’s acceptance of this Notice (an “Acceptance”), the Company and the Operating Partnership shall have agreed with the Subject Agent to engage in the following transaction:
Number of Shares to be Sold:        __________________________________________
Minimum Price at which Shares may be Sold:        $__________________________________________
Date(s) on which Shares may be Sold:        __________________________________________
(“Purchase Date”)
Discount/Commission:        [TBD]% of the actual sales price of the Shares
Manner in which Shares are to be Sold:        Agency Transaction
Floor price:        [Insert if any]
The Transaction set forth in this Notice will not be binding on the Company, the Operating Partnership or the Subject Agent unless and until the Company and the Operating Partnership deliver their Acceptance; provided, however, that neither the Company, the Operating Partnership nor the Subject Agent will be bound by the terms of this Notice unless the Company and the Operating Partnership deliver their Acceptance by ____ am/pm (New York time) on [the date hereof/________, 20__].
The Transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set
1

forth in the Agreement shall be deemed to have been made at and as of the date of the Company’s and the Operating Partnership’s Acceptance and on any Purchase Date and any Settlement Date.
If the foregoing conforms to your understanding of our agreement, please so indicate by providing your Acceptance in the manner contemplated by the Agreement.

Very truly yours,

[SUBJECT AGENT]

By:    ____________________________
    Name:
    Title:

ACCEPTED as of the date first above written

FIRST INDUSTRIAL REALTY TRUST, INC.

By:    ____________________________
    Name:
    Title:

FIRST INDUSTRIAL, LP.

By:    First Industrial Realty Trust, Inc., as its sole general partner

By:    ____________________________
    Name:
    Title:

[Note: The Company’s and the Operating Partnership’s Acceptance may also be evidenced by a separate written acceptance referencing this Notice and delivered in accordance with the Agreement]

2

Exhibit C
Form of Placement Notice
[See attached]

Exhibit C
FORM OF PLACEMENT NOTICE
From: [ ]
Cc: [ ]
To: [ ]
Subject:    Equity Distribution - Placement Notice
Ladies and Gentlemen:
Reference is made to the Equity Distribution Agreement among First Industrial Realty Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), First Industrial, L.P., a Delaware limited partnership (the “Operating Partnership”), [•] (the “Forward Purchaser”) and [•] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder, the “Subject Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, the “Forward Seller”), dated as of August 21, 2025 (the “Equity Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Placement Notice relates to a “Forward Related Transaction”. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.
The Company and the Operating Partnership represent and warrant that each representation, warranty, covenant and other agreement of the Company and Operating Partnership contained in the Equity Distribution Agreement and any Master Forward Confirmation is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in Forward Hedge Selling Period:	$	[	•]
First Date of Forward Hedge Selling Period:		[	•]
Maximum Number of Shares to be Sold:		[	•]
Forward Hedge Amount:	$	[	•]
Minimum Price (Adjustable by Company during the Forward Hedge Selling Period, and in no event less than $0.01 per share):	$	[ per share	•]
Forward Hedge Selling Commission Rate:		[	•]%
Number of Shares that would result in an Excess Charter Ownership Position (as defined in the Master Forward Confirmation) as of the date hereof less one Share		[	•]

Forward Price Reduction Date	Forward Price Reduction Amounts
[•]	$[•]
[•]	$[•]
[•]	$[•]
[•]	$[•]

Spread:	[•] basis points
Initial Stock Loan Rate:	[•] basis points
Maximum Stock Loan Rate:	[•] basis points
Regular Dividend Amounts Per Calendar Quarter:	$[•]
Maturity Date:	[•]
1

Exhibit D
List of Authorized Individuals
Scott Musil: smusil@firstindustrial.com
Robert Walter: rwalter@firstindustrial.com
Fernando Escano (Fernando.A.Escano@wellsfargo.com)
Josie Callanan (josie.callanan@wellsfargo.com)
Rohit Mehta (Rohit.Mehta2@wellsfargo.com)
Nick Gorman (Nicholas.J.Gorman@wellsfargo.com)
Fernando Escano (Fernando.A.Escano@wellsfargo.com)
Josie Callanan (josie.callanan@wellsfargo.com)
Rohit Mehta (Rohit.Mehta2@wellsfargo.com)
Nick Gorman (Nicholas.J.Gorman@wellsfargo.com)
Corporate Equity Derivatives (CorporateDerivativeNotifications@wellsfargo.com)

Exhibit E
Form of Officer’s Certificate

Exhibit F-1
Form of Company Counsel Opinion

Exhibit F-2
Form of Company Counsel Negative Assurance Letter

Exhibit F-3
Form of Company Counsel Tax Opinion

Exhibit G
Form of Special Maryland Counsel Opinion

Exhibit H
Form of Master Forward Confirmation

MASTER FORWARD CONFIRMATION

To:	First Industrial Realty Trust, Inc. (“Counterparty”)
From:	Wells Fargo Bank, National Association (“Dealer”) 30 Hudson Yards New York, NY 10001-2170 Email: CorporateDerivativeNotifications@wellsfargo.com
Re:	Master Confirmation for Issuer Share Forward Sale Transactions
Date:	August 21, 2025

Ladies and Gentlemen:
The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time (each, a “Transaction” and, collectively, the “Transactions”) between Wells Fargo Bank, National Association (“Dealer”) and First Industrial Realty Trust, Inc. (“Counterparty”) in accordance with the terms of the Equity Distribution Agreement (the “Distribution Agreement”), dated as of August 21, 2025 among Dealer, Counterparty, First Industrial, L.P., a Delaware limited partnership whose sole general partner is Counterparty (the “Operating Partnership”), and the other parties thereto, as may be amended from time to time. Each Transaction will be evidenced by a supplemental confirmation substantially in the form of Annex A hereto (each, a “Supplemental Confirmation”, and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below). Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
1.    Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction to which this Master Confirmation relates will be deemed to be a Share Forward Transaction.
Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency; (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Dealer and Counterparty, with a “Threshold Amount” of USD 100 million for Counterparty and a “Threshold Amount” equal to 3% of shareholders’ equity of Dealer as of the date hereof for Dealer; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.” All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation will evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the relevant Transaction and will replace any previous agreement between the parties with respect to the subject matter thereof.
The Transactions under this Master Confirmation shall be the only Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any
1

other agreement to which Dealer or any of its Affiliates and Counterparty are parties, none of the Transactions to which this Master Confirmation relates shall be considered a “Transaction” under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.
2.    The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:
Trade Date:
For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the last Exchange Business Day (as defined in the Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Distribution Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied.
Counterparty and Dealer agree that, upon the effectiveness of any Placement Notice (as defined in the Distribution Agreement), as applicable, in respect of the Transaction to which such Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer’s right to designate an Early Valuation Date in respect of such Transaction pursuant to the “Early Valuation” provision in Section 2 hereof) shall govern, and be applicable to, such Transaction as of the first Scheduled Trading Day (as defined in the Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Distribution Agreement) for such Transaction as if the Trade Date for such Transaction were such first Scheduled Trading Day. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates an Early Valuation Date with respect to a Transaction (1) prior to the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to Counterparty’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Early Valuation Date, a Supplemental Confirmation relating to such Transaction reasonably completed by Dealer (as if the Trade Date for such Transaction were the last day of the Forward Hedge Selling Period on which the Forward Seller (as defined in the Distribution Agreement) sold Forward Hedge Shares (as defined in the Distribution Agreement) for such Transaction) shall, notwithstanding anything to the contrary herein, including, without limitation, the conditions to the effectiveness of each Supplemental Confirmation and the related Transaction set out in Section 3 below, be deemed to be immediately effective.
Buyer:	Dealer
Seller:	Counterparty
2

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).
Shares:	The common stock (“Shares”), par value $0.01 per Share, of Counterparty (Ticker: “FR”)
Number of Shares:
For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Distribution Agreement) for the Forward Hedge Selling Period (as defined in the Distribution Agreement) for such Transaction (the “Initial Number of Shares”); provided that the Number of Shares is subject to reduction as provided in Section 3 below.

On each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.
Settlement Currency:	USD
Exchange:	New York Stock Exchange
Related Exchange:	All Exchanges
Prepayment:	Not Applicable
Variable Obligation:	Not Applicable
Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Distribution Agreement) applicable to such Transaction; and (ii) the Volume-Weighted Hedge Price for such Transaction (such product adjusted as the Calculation Agent determines appropriate to (x) reflect on each day during the Forward Hedge Selling Period and through the Effective Date the sum of 1 and the Daily Rate for such day divided by 365 multiplied by the then-Initial Forward Price as of such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date, if any, occurring on or before the Trade Date).
Forward Price:	For each Transaction, on the Effective Date of such Transaction, the Initial Forward Price, and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and
1 + the Daily Rate * (1/365);

provided that the Forward Price on each Forward Price Reduction Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the Forward Sales Prices (as defined in the Distribution Agreement) per share of Forward Hedge Shares (as defined in the Distribution Agreement) sold on each Exchange Business Day of the Forward Hedge Selling Period (as defined in the Distribution Agreement) for such Transaction.
3

Daily Rate:	For any day, the Overnight Bank Funding Rate minus the Spread.
Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.
Overnight Bank Funding Rate:
For any day, the rate set forth opposite the caption “Overnight Bank Funding Rate” for such day on the page “OBFR01 <Index> <GO>“ on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for such day on such page, Overnight Bank Funding Rate for such day shall be such rate for the immediately preceding day for which such a rate appears.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction.
Forward Price Reduction Amount:	For each Forward Price Reduction Date of a Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction.
Valuation:
Valuation Date:	For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date. For the avoidance of doubt, the last Unwind Date shall be determined by Dealer based on the completion of the unwinding of its commercially reasonable hedge position.
Unwind Dates:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.
First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.
Unwind Period:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.
Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Unwind Period” after the word “material,” in the third line thereof.
Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.
4

Settlement Terms:
Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.
Settlement Notice:
For any Transaction, subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 60th Scheduled Trading Day immediately preceding the Maturity Date for such Transaction) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply to such Transaction as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

Undesignated Shares:	For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.
Settlement Method Election:	For any Transaction, applicable; provided that:
(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;
5

(ii) Counterparty may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization and (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:
(A) to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Dealer until the related First Unwind Date, inclusive, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of the portion of such Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or
6

(B) to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.
Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 50% of the Initial Forward Price for such Transaction.
Electing Party:	Counterparty
Settlement Method Election Date:	With respect to any Settlement of any Transaction, the 5th Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.
Default Settlement Method:	Physical Settlement
7

Physical Settlement:
Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement of any Transaction, Dealer shall pay to Counterparty an amount equal to the Forward Price for such Transaction on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares. If, on any Physical Settlement Date or Net Share Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Physical Settlement Date or Net Share Settlement Date, as applicable, to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the amount due by Dealer upon Physical Settlement or a portion of Forward Cash Settlement Amount, as applicable, in each case payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares, but such reduction shall be permitted only to the extent that any corresponding amount to be received by Dealer in unwinding or closing out its commercially reasonable hedge is so reduced.

Settlement Date:	For any Settlement of any Transaction to which Physical Settlement is applicable, the Valuation Date for such Settlement.
Net Share Settlement:	On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Counterparty shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if such Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price.
Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.
Net Share Settlement Amount:	For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price.
Forward Cash Settlement Amount:
Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

8

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement of any Transaction, the weighted average of the Forward Prices for such Transactions on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each such Unwind Date in connection with unwinding Dealer’s commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent).
Settlement Price:
For any Cash Settlement or Net Share Settlement of any Transaction, the weighted average price of the purchases of Shares made by Dealer (or its agent or affiliate) during the Unwind Period in connection with unwinding its commercially reasonable hedge position relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent), plus commercially reasonable commissions not to exceed USD0.02 per Share.

Unwind Activities:
The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position in respect of each Transaction shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures generally applicable in similar situations and applied in a non-discriminatory manner (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position in respect of such Transaction on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, in which case Dealer shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date for such Transaction and such Regulatory Disruption shall be deemed to be a Market Disruption Event.

Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.
Other Applicable Provisions:
To the extent Dealer is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

9

Share Adjustments:
Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Scheduled Trading Day of the Forward Hedge Selling Period of any Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction.
Extraordinary Dividend:	For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the first Scheduled Trading Day of the Forward Hedge Selling Period of such Transaction (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter for such Transaction that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter for such Transaction).
Regular Dividend Amount:	For each Transaction and for each calendar quarter, as specified in the Supplemental Confirmation for such Transaction (or, if no such amount is specified, an amount determined by Dealer in good faith).
Method of Adjustment:	Calculation Agent Adjustment
Extraordinary Events:
Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.
Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “15%”.
Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.
10

Additional Disruption Events:
Change in Law:
With respect to any Transaction, applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date of such Transaction, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Failure to Deliver:	Applicable with respect to a Transaction if Dealer is required to deliver Shares under such Transaction; otherwise, Not Applicable.
Hedging Disruption:	Applicable
Increased Cost of Hedging:
Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof; (ii) deleting clause (C) of the second sentence thereof; (iii) deleting the third and fourth sentences thereof; and (iv) inserting the following language at the end of such Section: “provided, however, that any such increased tax, duty, expense or fee that occurs solely due to the deterioration of the creditworthiness of the Hedging Party relative to comparable financial institutions shall not be an Increased Cost of Hedging.”

11

Increased Cost of Stock Borrow:
Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.
Loss of Stock Borrow:
Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) replacing the words “neither the Non-Hedging Party nor the Lending Party lends” with the words “the Lending Party does not lend” in the second sentence thereof.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.
Hedging Party:	For all applicable Additional Disruption Events, Dealer
Determining Party:	For all applicable Extraordinary Events, Dealer
Early Valuation:
Early Valuation:	For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) following the occurrence of a Hedging Event with respect to such Transaction, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event with respect to such Transaction or (y) if an Excess Ownership Position, an Excess Charter Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.
12

If the Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in its good faith and in a commercially reasonable manner permit Counterparty to elect Cash Settlement or Net Share Settlement in respect of such Transaction.

If the Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Dealer may in its good faith and commercially reasonable discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on such Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.
ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent.
Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.
13

Hedging Event:	In respect of any Transaction, the occurrence of any of the following on or following the first Exchange Business Day of the Forward Hedge Selling Period (as defined in the Distribution Agreement): (i) (x) A Loss of Stock Borrow in connection with which Counterparty does not refer the Hedging Party to a satisfactory Lending Party within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging in connection with which, in the case of sub-clause (A) or (B), Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days.
In respect of any Transaction, if a Hedging Event (other than the Hedging Event in clause (iii) in the preceding paragraph) occurs with respect to such Transaction on or after the first Scheduled Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Distribution Agreement) for such Transaction and prior to the Trade Date for such Transaction, the Calculation Agent may to the extent necessary to preserve the commercially reasonable hedge of Dealer, reduce the Initial Forward Price to account for such Hedging Event and any commercially reasonable costs or expenses incurred by Dealer as a result of such Hedging Event.)
Remaining Shares:
For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:	For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Dealer has unwound (as determined by Dealer in good faith) its commercially reasonable hedge position in respect of such Transaction in connection with the related Settlement as of such day.
Acknowledgements:
Non-Reliance:	Applicable
Agreements and Acknowledgements Regarding Hedging Activities:	Applicable
Additional Acknowledgements:	Applicable
14

Transfer:
Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction, in whole or in part, to an affiliate of Dealer without the consent of Counterparty; provided that (i) the creditworthiness of such affiliate is not, taking into account any guarantees or other credit support provided for the obligations of such affiliate, materially weaker than Dealer’s creditworthiness at such time, (ii) Counterparty will neither (1) be required to pay, nor is there a material likelihood that it would be required to pay, an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement, nor (2) receive a payment, nor is there a material likelihood that it would receive a payment, from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount, in either case as a result of such transfer or assignment, (iii) each of Dealer and such transferee is a “dealer” within the meaning of section 1.1001-4(b)(1) of the U.S. Treasury Regulations and (iv) that no Event of Default or Termination Event with respect to which Dealer is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, and no Extraordinary Event, Early Valuation, Market Disruption Event, ISDA Event, Excess Ownership Position or Excess Regulatory Ownership Position or other event or circumstance giving rise to a right or responsibility to terminate or cancel a Transaction or to make an adjustment to the terms of a Transaction would result therefrom.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

Calculation Agent:
Dealer; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives to replace Dealer as Calculation Agent while the Event of Default is continuing, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will, use commercially reasonable efforts to provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that Dealer shall not be required to disclose any proprietary or confidential models of Dealer or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

15

Counterparty Payment Instructions:	To be provided by Counterparty
Dealer Payment Instructions:
Dealer’s USD payment instructions:	ABA: 121-000-248 Wells Fargo Bank, National Association Charlotte, NC Internal Acct No. 01020304464228 A/C Name: WFB Equity Derivatives
Dealer’s delivery instructions:	DTC Number: 2072 Agent ID: 52196 Institution ID: 52196
The Office of Counterparty for the Transaction is:	Inapplicable, Counterparty is not a Multibranch Party
The Office of Dealer for the Transaction is:	Charlotte
Counterparty’s Contact Details for Purpose of Giving Notice:	To be provided by Counterparty
Dealer’s Contact Details for Purpose of Giving Notice:
Notwithstanding anything to the contrary in the Agreement, all notices to Dealer in connection with the Transaction are effective only upon receipt of email message to CorporateDerivativeNotifications@wellsfargo.com

3.    Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Dealer) of the following conditions:
(a)    the representations and warranties of Counterparty contained in the Distribution Agreement, and any certificate delivered pursuant thereto by Counterparty, shall be true and correct on such Effective Date as if made as of such Effective Date;
(b)    Counterparty shall have performed all of the obligations required to be performed by it under the Distribution Agreement on or prior to such Effective Date;
(c)    all of the conditions set forth in Section 5 of the Distribution Agreement shall have been satisfied;
(d)    all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;
(e)    Counterparty shall have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer, which opinion may be included within the opinions provided by Section 5 of the Distribution Agreement in the form required therein, with respect to the matters set forth in Section 3(a) of the Agreement and that the maximum number of Shares initially issuable under such Transaction have been duly authorized and, upon issuance pursuant to the terms of such Transaction, will be validly issued, fully paid and nonassessable; and
(f)    Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof.
16

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if, in respect of any Transaction, (x) on or prior to 9:00 a.m., New York City time, on any Forward Related Settlement Date (as defined in the Distribution Agreement) in connection with Dealer establishing its commercially reasonable hedge position, Dealer, in its sole judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full Number of Shares or (y) in Dealer’s sole judgment, it would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full Number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Dealer is so able to borrow in connection with establishing its commercially reasonable hedge position for such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.
4.    Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party, as of the date hereof, Trade Date and Forward Related Settlement Date (as defined in the Distribution Agreement), that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.
5.    Additional Representations and Warranties of Counterparty and the Operating Partnership. The representations and warranties of Counterparty and the Operating Partnership set forth in Section 3 of the Distribution Agreement are true and correct as of the date hereof, the date of each Placement Notice (as defined in the Distribution Agreement), each Trade Date for any Transaction and each Forward Related Settlement Date (as defined in the Distribution Agreement) and are hereby deemed to be repeated to Dealer as if set forth herein. In addition to the representations and warranties in Section 3 of the Distribution Agreement, the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of the date hereof, the Trade Date and Forward Related Settlement Date (as defined in the Distribution Agreement), that:
(a)    without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;
(b)    it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;
(c)    it will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;
(d)    it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;
(e)    it is not aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation (and any Supplemental Confirmation) and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal
17

securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and any Supplemental Confirmations under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);
(f)    no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that Counterparty makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer;
(g)    as of any Trade Date and as of the date of any payment or delivery by Counterparty or Dealer hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);
(h)    it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
(i)    it: (i) is an “institutional account” as defined in FINRA Rule 4512(c);
(j)    it (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose.
(k)    each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading
(l)    ownership positions held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (i) do not constitute “ownership” by Dealer and (ii) shall not result in Dealer being deemed or treated as the “owner” of such positions, in each case for purposes of the Issuer’s Articles of Incorporation;
(m)    Counterparty (x) represents and warrants that it has not, as of the Trade Date, applied for or received a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) and is not in material breach of any Material Governmental Restrictions (as hereinafter defined) under any or other investment, or any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with certain a requirements (the “Material Governmental Restrictions”) not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (ii) for which the terms of the Transaction would cause Counterparty to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance and (y) acknowledges that entering into the Transaction may limit its ability to receive such loan, loan guarantee, or direct loan Financial Assistance; and
(n)    IT UNDERSTANDS THAT THE TRANSACTIONS ARE SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES
18

MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.
6.    Additional Covenants of Counterparty.
(a)    Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to any Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.
(b)    Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.
(c)    Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.
(d)    Counterparty shall provide notice to Dealer within one business day of the occurrence of (i) any event that would constitute an Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) an announcement of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.
(e)    Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.
(f)    Counterparty will not take, or permit to be taken, any action to cause any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) to occur in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.
19

(g)    Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act. For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date and/or to accelerate or preclude an election by Counterparty of Physical Settlement, unless such Merger Transaction or the announcement thereof is also an ISDA Event.
(h)    Counterparty shall promptly execute any Supplemental Confirmation delivered to Counterparty by Dealer.
7.    Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that each Transaction and the obligations and rights of Counterparty and Dealer thereunder (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date of any Transaction, an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).
8.    Additional Provisions.
(a)    Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation nor any Supplemental Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions to which this Master Confirmation relates.
(b)    The parties hereto intend for:
(i)    each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;
(ii)    the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in
20

connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;
(iii)    any cash, securities or other property provided as performance assurance, credit support or collateral with respect to any Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;
(iv)    all payments for, under or in connection with any Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and
(v)    any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.
(c)    Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under a Transaction a number of Shares greater than two times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control, (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) announcements of any event that, if consummated, would result in a Merger Event or Tender Offer that are not outside Issuer’s control. Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the aggregate Capped Number of the Transactions is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(b) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the applicable Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under each Transaction have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions.
(d)    The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.
(e)    The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule
21

10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).
(f)    [Reserved]
(g)    Counterparty acknowledges that:
(i)    during the term of any Transaction, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to any Transaction;
(ii)    Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to any Transaction, including acting as agent or as principal and for its own account or on behalf of customers;
(iii)    Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price of any Transaction;
(iv)    any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price of any Transaction, each in a manner that may be adverse to Counterparty; and
(v)    each Transaction is a derivatives transaction; Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of any Transaction.
9.    Indemnification. Without duplication of any indemnification obligations under the Distribution Agreement, Counterparty and the Operating Partnership agree to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of any Transaction), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation or the Agreement. Counterparty and the Operating Partnership will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s willful misconduct, gross negligence or bad faith in performing the services that are subject of any Transaction. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty and the Operating Partnership shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty and the Operating Partnership will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty or the Operating Partnership. Counterparty and the Operating Partnership also agree that no Indemnified Party shall have any liability to Counterparty, the Operating Partnership or any person asserting claims on behalf of or in right of Counterparty or the Operating Partnership in connection with or as a result of any matter referred to in this Master Confirmation or any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty or the Operating Partnership result from the gross negligence, willful misconduct or bad faith of the Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental
22

Confirmation and any assignment and/or delegation of any Transaction made pursuant to the Agreement or this Master Confirmation (or any Supplemental Confirmation) shall inure to the benefit of any permitted assignee of Dealer. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of any Transaction.
10.    Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, Shares to the extent that, (i) upon such receipt of such Shares, the “beneficial ownership” (within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any other person that would have beneficial ownership of such Shares (any such person, an “Additional Owner,” which shall include without limitation any of Party’s affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13(d) of the Exchange Act), or any “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which Dealer or any Additional Owner is a member (any such group, a “Dealer Group”), would be equal to or greater than 4.5% of the outstanding Shares (such condition, an “Excess Ownership Position”), (ii) the receipt of such Shares would result in a violation of any restriction on ownership and transfer set forth in Article IX of Counterparty’s Articles of Incorporation, taking into account any waivers that are then in effect (such condition, the “Excess Charter Ownership Position”) or (iii) upon such receipt of such Shares, Dealer, any Dealer Group or any Additional Owner (any of Dealer, any Dealer Group or any Additional Owner, a “Dealer Person”) under Sections 3-601 through 3-603 of the Maryland Code (Corporations and Associations) or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty) or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) any Dealer Person directly or indirectly so beneficially owning in excess of 4.5% of the outstanding Shares or (y) the occurrence of an Excess Charter Ownership Position or Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery. Upon request of Dealer, Counterparty shall promptly confirm to Dealer the number of Shares then outstanding and Dealer shall then promptly advise Counterparty with respect to any limitations under this Section 10 applicable to any anticipated delivery of Shares hereunder; provided, however, that neither a failure by Counterparty to notify Dealer of the number of Shares then outstanding nor a failure of Dealer to advise Counterparty with respect to any applicable limitations shall be deemed a default hereunder and notwithstanding such failure the remainder of this Section 10 shall continue to apply. For the avoidance of doubt, any delivery of Shares made by Counterparty to Dealer that Dealer was not entitled to receive under the terms of this Section 10 shall not be deemed to satisfy any of the delivery obligations of Counterparty hereunder and Dealer shall promptly return such Shares to Counterparty, pending which Dealer shall be deemed to hold any such Shares solely as custodian for the benefit of Counterparty.
11.    Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning any Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial
23

information, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.
12.    Restricted Shares. If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6 above or Dealer otherwise determines in its reasonable opinion that any Shares to be delivered to Dealer by Counterparty under any Transaction may not be freely returned by Dealer to securities lenders as described in the covenant of Counterparty contained in Section 6 above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex B hereto, unless waived by Dealer
13.    Use of Shares. Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer shall use any Shares delivered by Counterparty to Dealer on any Settlement Date with respect to any Transaction to return to securities lenders to close out borrowings created by Dealer in connection with its hedging activities related to exposure under such Transaction or otherwise in compliance with applicable law.
14.    Rule 10b-18. In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of any Transaction, Dealer shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.
15.    Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement, this Master Confirmation or any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).
16.    Set-Off. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.
17.    Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.
18.    Waiver of Right to Trial by Jury. EACH OF DEALER AND COUNTERPARTY HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR ANY SUPPLEMENTAL CONFIRMATION OR THE ACTIONS OF DEALER, COUNTERPARTY OR THEIR AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.
19.    Jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING
24

HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.
20.    Counterparts. This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Master Confirmation or in any other certificate, agreement or document related to this Master Confirmation shall include any electronic signature.
21.    Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash or other assets in respect of the settlement of any Transaction, except in circumstances where the required cash or other asset settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, as in effect on the Trade Date.
22.    Adjustments. For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall do so in good faith and in a commercially reasonable manner and shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.
23.    Ownership Limit. Counterparty represents and undertakes to Dealer that Dealer, solely in its capacity as “Forward Purchaser” or “Forward Seller” (each as defined in the Distribution Agreement) and solely with respect to its entering into and consummating the transactions contemplated by this Master Confirmation, any Supplemental Confirmation and the Distribution Agreement, will not, either individually or collectively with any other Forward Purchasers or Forward Sellers, be subject to the ownership limitations set forth in Counterparty’s Articles of Incorporation.
24.    Other Forwards. Counterparty agrees that it shall not (x) cause to occur, or permit to exist, any Forward Hedge Selling Period (as defined in the Distribution Agreement) at any time there is (1) a “Forward Hedge Selling Period” (or equivalent concept) relating to any other issuer forward sale or similar transaction (including, without limitation, any “Transaction” under (as and defined under) any substantially identical master forward confirmation) with any financial institution other than Dealer (an “Other Forward Transaction”), (2) any “Unwind Period” (or equivalent concept) hereunder or under any Other Forward Transaction or (3) any other period in which Counterparty directly or indirectly issues and sells Shares pursuant to an underwriting agreement (or similar agreement including, without limitation, any equity distribution agreement) (such period, a “Selling Period”) that Counterparty enters into with any financial institution other than Dealer, or (y) cause to occur, or permit to exist, any Unwind Period at any time there is (1) an “Unwind Period” (or equivalent concept) under any Other Forward Transaction, (2) a “Forward Hedge Selling Period” (or equivalent concept) under any Other Forward Transaction or (3) any Selling Period.
25.    [Reserved]
26.    Tax Matters.
(a)    For the purpose of Section 3(f) of the Agreement:
(i)    Dealer makes the following representations:
25

It is a national banking association organized or formed under the laws of the United States and is a United States resident for United States federal income tax purposes.
(ii)    Counterparty makes the following representations:
A.    It is a “U.S. person” (as that term is used in Treasury Regulation section 1.1441-4(a)(3)(ii) for U.S. federal income tax purposes.
B.    It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Treasury Regulation section 1.6049-4(c)(1)(ii)(J).
(b)    Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
(c)    871(m) Protocol. The parties agree that the definitions and provisions contained in the ISDA 2015 Section 871(m) Protocol, as published by ISDA and as may be amended, supplemented, replaced or superseded from time to time shall be incorporated into and apply to the Agreement solely for purposes of this Master Confirmation as if set forth in full herein.
(d)    Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided has become invalid, obsolete, or incorrect. Additionally, Counterparty or Dealer shall, promptly upon reasonable request by the other party, provide such other tax forms and documents reasonably requested by such other party.
(e)    Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction”.
27.    US QFC Stay Rules. The parties agree that (i) to the extent that prior to the date hereof all parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” Wells Fargo Bank, National Association shall be deemed a
26

“Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Agreement, all parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties or provided by one to the other.
“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.
Counterparty hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

27

Yours faithfully,

Wells Fargo Bank, National Association

By: _____________________________
Authorized Representative
Title:

Agreed and accepted by:

FIRST INDUSTRIAL REALTY TRUST, INC.

By:    __________________________
    Name:
    Title:

Agreed and accepted with respect to Section 5 (introductory paragraph) and 9 hereof and Annex B hereto by:
FIRST INDUSTRIAL, L.P.

By: FIRST INDUSTRIAL REALTY TRUST, INC., its general partner

By:    __________________________
    Name:
    Title:

28

ANNEX A
FORM OF SUPPLEMENTAL CONFIRMATION

To:	First Industrial Realty Trust, Inc. (“Counterparty”)
From:	Wells Fargo Bank, National Association (“Dealer”) 30 Hudson Yards New York, NY 10001-2170 Email: CorporateDerivativeNotifications@wellsfargo.com
Re:	Issuer Share Forward Sale Transactions
Date:	[_______]

Ladies and Gentlemen:
The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Wells Fargo Bank, National Association (“Dealer”) and First Industrial Realty Trust, Inc. (“Counterparty”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.
(1)    This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of August 21, 2025 (the “Master Confirmation”) between Dealer and Counterparty, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below. This Supplemental Confirmation together with the Master Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.
(2)    The terms of the Transaction to which this Supplemental Confirmation relates are as follows:
Trade Date:    [_______]
Effective Date:    [_______]
Number of Shares:    [_______]
Maturity Date:    [_______]
Initial Forward Price:    USD [____]
Threshold Price:    USD [____]
Volume-Weighted Hedge Price:    [_______]
Spread:    [_.__]% per annum
Regular Dividend Amount:    As set out on Schedule II to this Supplemental Confirmation
Initial Stock Loan Rate:    [_______]
Maximum Stock Loan Rate:    [_______]

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.
Yours faithfully,

Wells Fargo Bank, National Association

By: _____________________________
Authorized Representative
Title:

Agreed and accepted by:

FIRST INDUSTRIAL REALTY TRUST, INC.

By:    __________________________
    Name:
    Title:

Schedule I
FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
[_______]	USD[_______]
[_______]	USD[_______]

Schedule II
REGULAR DIVIDEND AMOUNTS

For any calendar quarter ending on or prior to [[December 31, 20[ ]]:	USD [ ]
For any calendar quarter ending after [[December 31, 20[ ]]:	USD [ ]

ANNEX B
PRIVATE PLACEMENT PROCEDURES
If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:
(a)    all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;
(b)    as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that prior to receiving or being granted access to any such information, Dealer, such affiliate of Dealer or such potential purchaser, as the case may be, may be required by Counterparty to enter into a customary nondisclosure agreement with Counterparty in respect of any such due diligence investigation.
(c)    as of the date of delivery, Counterparty and the Operating Partnership shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and
(d)    in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.
In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.
If Counterparty delivers any Unregistered Settlement Shares in respect of any Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date (or earlier, if applicable), Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).